                                                                    EXHIBIT 10.2

               AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

                         DATED AS OF SEPTEMBER 30, 2005

                                  BY AND AMONG

                          P&L RECEIVABLES COMPANY, LLC,
                                    AS SELLER

                                       AND

                           PEABODY ENERGY CORPORATION,
                               AS INITIAL SERVICER

                                       AND

                               ARCLAR COMPANY, LLC
                            BLACK BEAUTY COAL COMPANY
                             TWENTYMILE COAL COMPANY
                              CABALLO COAL COMPANY
                          EASTERN ASSOCIATED COAL, LLC
                                COALSALES II, LLC
                            PEABODY COAL COMPANY, LLC
                          PEABODY WESTERN COAL COMPANY
                            POWDER RIVER COAL COMPANY
                          PEABODY HOLDING COMPANY, INC.
                                 COALTRADE, LLC
                          COALTRADE INTERNATIONAL, LLC
                                 COALSALES, LLC,
                                AS SUB-SERVICERS

                                       AND

                       MARKET STREET FUNDING CORPORATION,
                                    AS ISSUER

                                       AND

          THE FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTIES HERETO,
                               AS LC PARTICIPANTS

                                       AND

                         PNC BANK, NATIONAL ASSOCIATION,
                         AS ADMINISTRATOR AND AS LC BANK

                                TABLE OF CONTENTS

                                                                               PAGE
                                                                               ----
ARTICLE I. AMOUNTS AND TERMS OF THE PURCHASES...............................     2
   Section 1.1  Purchase Facility...........................................     2
   Section 1.2  Making Purchases............................................     3
   Section 1.3  Purchased Interest Computation..............................     4
   Section 1.4  Settlement Procedures.......................................     5
   Section 1.5  Fees.                                                            8
   Section 1.6  Payments and Computations, Etc..............................     8
   Section 1.7  Increased Costs.............................................     8
   Section 1.8  Requirements of Law.........................................     9
   Section 1.9  Inability to Determine Euro-Rate............................    10
   Section 1.10 Extension of the Liquidity Termination Date and
                   Scheduled Commitment Termination Date....................    11
   Section 1.11 Letters of Credit...........................................    12
   Section 1.12 Issuance of Letters of Credit...............................    12
   Section 1.13 Requirements For Issuance of Letters of Credit..............    13
   Section 1.14 Disbursements, Reimbursement................................    13
   Section 1.15 Repayment of Participation Advances.........................    14
   Section 1.16 Documentation...............................................    14
   Section 1.17 Determination to Honor Drawing Request......................    14
   Section 1.18 Nature of Participation and Reimbursement Obligations.......    15
   Section 1.19 Indemnity...................................................    16
   Section 1.20 Liability for Acts and Omissions............................    16

ARTICLE II. REPRESENTATIONS AND WARRANTIES; COVENANTS; TERMINATION EVENTS...    18
   Section 2.1  Representations and Warranties; Covenants...................    18
   Section 2.2  Termination Events..........................................    18

ARTICLE III. INDEMNIFICATION................................................    18
   Section 3.1  Indemnities by the Seller...................................    18
   Section 3.2  Indemnities by the Servicer.................................    20

                                TABLE OF CONTENTS
                                   (continued)

                                                                               PAGE
                                                                               ----
ARTICLE IV. ADMINISTRATION AND COLLECTIONS..................................    21
   Section 4.1  Appointment of the Servicer.................................    21
   Section 4.2  Duties of the Servicer......................................    22
   Section 4.3  Lock-Box Arrangements.......................................    23
   Section 4.4  Enforcement Rights..........................................    23
   Section 4.5  Responsibilities of the Seller..............................    24
   Section 4.6  Servicing Fee...............................................    24
   Section 4.7  Authorization and Action of the Administrator...............    25
   Section 4.8  Nature of Administrator's Duties............................    25
   Section 4.9  UCC Filings.................................................    25
   Section 4.10 Administrator's Reliance, Etc...............................    26
   Section 4.11 Administrator and Affiliates................................    26
   Section 4.12 Purchase Decision...........................................    27
   Section 4.13 Indemnification.............................................    27
   Section 4.14 Successor Administrator.....................................    27

ARTICLE V. MISCELLANEOUS....................................................    28
   Section 5.1  Amendments, Etc.............................................    28
   Section 5.2  Notices, Etc................................................    28
   Section 5.3  Successors and Assigns; Assignability; Participations.......    29
   Section 5.4  Costs, Expenses and Taxes...................................    30
   Section 5.5  No Proceedings; Limitation on Payments......................    31
   Section 5.6  Confidentiality.............................................    31
   Section 5.7  GOVERNING LAW AND JURISDICTION..............................    31
   Section 5.8  Execution in Counterparts...................................    32
   Section 5.9  Survival of Termination; Non-Waiver.........................    32
   Section 5.10 WAIVER OF JURY TRIAL........................................    32
   Section 5.11 Entire Agreement............................................    32
   Section 5.12 Headings....................................................    33
   Section 5.13 Issuer's Liabilities........................................    33

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE
                                                                            ----
EXHIBIT I      DEFINITIONS
EXHIBIT II     CONDITIONS OF PURCHASES
EXHIBIT III    REPRESENTATIONS AND WARRANTIES
EXHIBIT IV     COVENANTS
EXHIBIT V      TERMINATION EVENTS
SCHEDULE I     CREDIT AND COLLECTION POLICY
SCHEDULE II    LOCK-BOX BANKS AND LOCK-BOX ACCOUNTS
SCHEDULE III   TRADE NAMES
SCHEDULE IV    OFFICE LOCATIONS
ANNEX A        FORM OF INFORMATION PACKAGE
ANNEX B        FORM OF PURCHASE NOTICE
ANNEX C        FORM OF PAYDOWN NOTICE
ANNEX D        FORM OF COMPLIANCE CERTIFICATE
ANNEX E        FORM OF LETTER OF CREDIT APPLICATION
ANNEX F        FORM OF TOTAL LEVERAGE CERTIFICATE

     This AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (as amended, supplemented or otherwise modified from time to time, this "Agreement") is entered into as of September 30, 2005, by and among P&L RECEIVABLES COMPANY, LLC, a Delaware limited liability company, as seller (the "Seller"), PEABODY ENERGY CORPORATION, a Delaware corporation ("Peabody"), as initial servicer (in such capacity, collectively, together with its successors and permitted assigns in such capacity, the "Servicer"), ARCLAR COMPANY, LLC, an Indiana limited liability company, BLACK BEAUTY COAL COMPANY, an Indiana partnership, TWENTYMILE COAL COMPANY, a Delaware corporation, CABALLO COAL COMPANY, a Delaware corporation, EASTERN ASSOCIATED COAL, LLC, a West Virginia limited liability company, COALSALES II, LLC, a Delaware limited liability company, PEABODY COAL COMPANY, LLC, a Delaware limited liability company, PEABODY WESTERN COAL COMPANY, a Delaware corporation, POWDER RIVER COAL COMPANY, a Delaware corporation, PEABODY HOLDING COMPANY, INC., a New York corporation, COALTRADE, LLC, a Delaware limited liability company, COALTRADE INTERNATIONAL, LLC, a Delaware limited liability company, COALSALES, LLC, a Delaware limited liability company (each a "Sub-Servicer" and collectively the "Sub-Servicers"), MARKET STREET FUNDING CORPORATION, a Delaware corporation (together with its successors and permitted assigns, the "Issuer"), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (together with their successors and permitted assigns in such capacity, the "LC Participants"), PNC BANK, NATIONAL ASSOCIATION, a national banking association ("PNC"), as administrator (in such capacity, together with its successors and assigns in such capacity, the "Administrator") and as issuer of Letters of Credit (in such capacity, together with its successors and assigns in such capacity, the "LC Bank").

     PRELIMINARY STATEMENTS. Certain terms that are capitalized and used throughout this Agreement are defined in Exhibit I. References in the Exhibits hereto to the "Agreement" refer to this Agreement, as amended, supplemented or otherwise modified from time to time.

     The Seller desires to sell, transfer and assign an undivided variable percentage interest in a pool of receivables, and the Purchasers desire to acquire such undivided variable percentage interest, as such percentage interest shall be adjusted from time to time based upon, in part, reinvestment payments that are made by the Purchasers.

     This Agreement amends and restates in its entirety, as of the Closing Date, the Receivables Purchase Agreement, dated as of February 20, 2002 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the "Original Agreement"), among the Seller, the Servicer, the Sub-Servicers, the Issuer and the Administrator. Notwithstanding the amendment and restatement of the Original Agreement by this Agreement, (i) the Seller and Servicer shall continue to be liable to PNC, the Issuer or any other Indemnified Party or Affected Person (as such terms are defined in the Original Agreement) for fees and expenses which are accrued and unpaid under the Original Agreement on the date hereof (collectively, the "Original Agreement Outstanding Amounts") and all agreements to indemnify such parties in connection with events or conditions arising or existing prior to the effective date of this Agreement and (ii) the security interest created under the Original Agreement shall remain in full force and effect as security for such Original Agreement Outstanding Amounts until such Original Agreement

Outstanding Amounts shall have been paid in full. Upon the effectiveness of this Agreement, each reference to the Original Agreement in any other document, instrument or agreement shall mean and be a reference to this Agreement. Nothing contained herein, unless expressly herein stated to the contrary, is intended to amend, modify or otherwise affect any other instrument, document or agreement executed and/or delivered in connection with the Original Agreement.

     In consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

                                   ARTICLE I.
                       AMOUNTS AND TERMS OF THE PURCHASES

     Section 1.1 Purchase Facility.

     (a) On the terms and conditions hereinafter set forth, the Issuer hereby agrees to purchase, and make reinvestments in and, if so requested in accordance with and subject to the terms of this Agreement, the LC Bank hereby agrees to issue Letters of Credit in return for (and each LC Participant hereby severally agrees to make participation advances in connection with any draws under such Letters of Credit equal to such LC Participant's Pro Rata Share thereof), undivided variable percentage ownership interests with regard to the Purchased Interest from the Seller from time to time from the date hereof to the Facility Termination Date.

     The Seller may, subject to the remainder of this paragraph (a) and the other requirements and conditions herein, use the proceeds of any purchase or reinvestment by the Issuer, hereunder, to satisfy its Reimbursement Obligation to the LC Bank and the LC Participants (ratably, based on the outstanding amounts funded by the LC Bank and each such LC Participant) pursuant to Section
1.14 below.

     In addition, in the event the Seller fails to reimburse the LC Bank and each applicable LC Participant for the full amount of any drawing under any Letter of Credit on the applicable Drawing Date (out of its own funds available therefor, or otherwise, at such time), pursuant to Section 1.14, then the Seller shall, automatically (and without the requirement of any further action on the part of any Person hereunder), be deemed to have requested a new purchase from the Issuer on such date, pursuant to the terms hereof, in an amount equal to the amount of such Reimbursement Obligation at such time. Subject to the limitations on funding set forth in the remainder of this paragraph (a), below (and otherwise herein), the Issuer shall fund such deemed purchase request and deliver the proceeds thereof directly to the Administrator to be immediately distributed (ratably) to the LC Bank and the applicable LC Participants in satisfaction of the Seller's Reimbursement Obligation pursuant to Section 1.14, below, to the extent of the amounts permitted to be funded by the Issuer, at such time, hereunder.

     Notwithstanding anything set forth in this paragraph (a), or otherwise herein to the contrary, under no circumstances shall any Purchaser make any such purchase or reinvestment (including, without limitation, any deemed purchases by the Issuer pursuant to the immediately preceding paragraphs of this Section 1.1(a)), or issue any Letter of Credit, as applicable, if, after giving effect to such purchase, reinvestment or issuance, the (i) aggregate outstanding amount of the Capital funded by such Purchaser shall exceed (A) the Commitment set forth opposite its name on the signature page hereto, as the same may be reduced from time to time pursuant to Section 1.1(b), minus (B) in the case of any LC Participant such LC Participant's Pro Rata Share of the face amount of any outstanding Letters of Credit or (ii) the aggregate outstanding Capital plus the LC Participation Amount would exceed the Purchase Limit.

     (b) The Seller may, upon at least 30 days' written notice to the Administrator, terminate the purchase facility provided in this Section in whole or, upon at least 10 Business Days' written notice, from time to time, irrevocably reduce in part the unused portion of the Purchase Limit; provided, that each partial reduction shall be in the amount of at least $5,000,000, or an integral multiple of $1,000,000 in excess thereof, and that, unless terminated in whole, the Purchase Limit shall in no event be reduced below $50,000,000. Each reduction in the Commitments hereunder shall be made ratably among the LC Participants in accordance with their respective Pro Rata Shares. The Administrator shall promptly advise the Purchasers of any notice pursuant to this Section 1.1(b); it being understood that (in addition to and without limiting any other requirements for termination, prepayment and/or the funding of the LC Collateral Account hereunder) no such termination or reduction shall be effective unless and until (i) in the case of a termination, the amount on deposit in the LC Collateral Account is at least equal to the then outstanding LC Participation Amount and (ii) in the case of a partial reduction, the amount on deposit in the LC Collateral Account is at least equal to the difference between the then outstanding LC Participation Amount and the Purchase Limit as so reduced by such partial reduction.

     Section 1.2 Making Purchases.

     (a) Each Funded Purchase (but not reinvestment) of undivided percentage ownership interests with regard to the Purchased Interest hereunder shall be made upon the Seller's irrevocable written notice in the form of Annex B (the "Purchase Notice") delivered to the Administrator in accordance with Section 5.2 (which notice must be received by the Administrator before 11:00 a.m., New York City time) at least two Business Days before the requested purchase date, which notice shall specify: (A) the amount requested to be paid to the Seller (such amount, which shall not be less than $300,000 and shall be in integral multiples of $100,000, being the Capital relating to the undivided percentage ownership interest then being purchased), (B) the date of such Funded Purchase (which shall be a Business Day), and (C) the pro forma calculation of the Purchased Interest after giving effect to the increase in Capital.

     (b) On the date of each Funded Purchase (but not reinvestment) of undivided percentage ownership interests with regard to the Purchased Interest hereunder, the Issuer shall, upon satisfaction of the applicable conditions set forth in
Exhibit II, make available to the Seller in same day funds, at Wachovia Bank, N.A., account number 2000014815108, ABA No. 051400549, an amount equal to the Capital relating to the undivided percentage ownership interest then being purchased.

     (c) Effective on the date of each Funded Purchase pursuant to this Section and each reinvestment pursuant to Section 1.4, the Seller hereby sells and assigns to the Administrator for the benefit of the Purchasers (ratably based on the sum of the Capital plus the LC Participation

Amount outstanding at such time) an undivided percentage ownership interest in:
(i) each Pool Receivable then existing, (ii) all Related Security with respect to such Pool Receivables, and (iii) all Collections with respect to, and other proceeds of, such Pool Receivables and Related Security.

     (d) To secure all of the Seller's obligations (monetary or otherwise) under this Agreement and the other Transaction Documents to which it is a party, whether now or hereafter existing or arising, due or to become due, direct or indirect, absolute or contingent, the Seller hereby grants to the Administrator (for the benefit of the Purchasers and their assigns) a security interest in all of the Seller's right, title and interest (including any undivided interest of the Seller) in, to and under all of the following, whether now or hereafter owned, existing or arising: (i) all Pool Receivables, (ii) all Related Security with respect to such Pool Receivables, (iii) all Collections with respect to such Pool Receivables, (iv) the Lock-Box Accounts and all amounts on deposit therein, and all certificates and instruments, if any, from time to time evidencing such Lock-Box Accounts and amounts on deposit therein, (v) all rights (but none of the obligations) of the Seller under the Sale Agreement and the Contribution Agreement, (vi) the Servicer Note, and (vii) all proceeds of, and all amounts received or receivable under any or all of, the foregoing (collectively, the "Pool Assets"). The Administrator (on behalf of the Purchasers and their assigns) shall have, with respect to the Pool Assets, and in addition to all the other rights and remedies available to the Administrator, all the rights and remedies of a secured party under any applicable UCC.

     (e) Whenever the LC Bank issues a Letter of Credit pursuant to Section 1.12 hereof, each LC Participant shall, automatically and without further action of any kind upon the effective date of issuance of such Letter of Credit, have irrevocably deemed to make a Funded Purchase hereunder in the event that such Letter of Credit is subsequently drawn and such drawn amount shall not have been reimbursed pursuant to Section 1.14 upon such draw. All such Funded Purchases shall comprise Base Rate Portions of Capital in an amount equal to the amount of such draw (without regard to the numerical requirements set forth in Section 1.2(a)), shall be made ratably by the LC Participants according to their Pro Rata Shares and shall accrue Discount. In the event that any Letter of Credit expires or is surrendered without being drawn (in whole or in part) then, in such event, the foregoing commitment to make Funded Purchases shall expire with respect to such Letter of Credit and the LC Participation Amount shall automatically reduce by the amount of the Letter of Credit which is no longer outstanding.

     Section 1.3 Purchased Interest Computation.

          The Purchased Interest shall be initially computed on the date of the initial purchase hereunder. Thereafter, until the Facility Termination Date, the Purchased Interest shall be automatically recomputed (or deemed to be recomputed) on each Business Day other than a Termination Day. The Purchased Interest as computed (or deemed recomputed) as of the day before the Facility Termination Date shall thereafter remain constant. The Purchased Interest shall become zero when the Capital thereof and Discount thereon shall have been paid in full, the LC Participation Amount has been cash collateralized in full, all the amounts owed by the Seller and the Servicer hereunder to the Issuer, the LC Bank, the LC Participants, the Administrator and any other Indemnified Party or Affected Person are paid in full, and the Servicer shall have received the accrued Servicing Fee thereon.

     Section 1.4 Settlement Procedures.

     (a) The collection of the Pool Receivables shall be administered by the Servicer in accordance with this Agreement. The Seller shall provide to the Servicer on a timely basis all information needed for such administration, including notice of the occurrence of any Termination Day and current computations of the Purchased Interest.

     (b) The Servicer shall, on each day on which Collections of Pool Receivables are received (or deemed received) by the Seller or the Servicer:

               (i) set aside and hold in trust (and shall, at the request of the Administrator, segregate in a separate account approved by the Administrator) for the Administrator (for the benefit of the Purchasers), out of the percentage of Collections represented by the Purchased Interest, first, an amount equal to the Discount accrued through such day for each Portion of Capital and not previously set aside, second, an amount equal to the fees set forth in the Fee Letter accrued and unpaid through such day, and third, to the extent funds are available therefor, an amount equal to the Purchasers' Share of the Servicing Fee accrued through such day and not previously set aside,

               (ii) subject to Section 1.4(f), if such day is not a Termination Day, remit to the Seller, on behalf of the Purchasers, the remainder of the percentage of Collections represented by the Purchased Interest (to the extent representing a return on Capital); such remainder shall be automatically reinvested in Pool Receivables, and in the Related Security, Collections and other proceeds with respect thereto; provided, however, that if the Purchased Interest would exceed 100%, then the Servicer shall not remit such remainder to the Seller, but shall set aside and hold in trust for the ratable benefit of the Purchasers (and shall, at the request of the Administrator, segregate in a separate account approved by the Administrator) a portion of such Collections that, together with the other Collections set aside pursuant to this paragraph, shall equal the amount necessary to reduce the Purchased Interest to 100%,

               (iii) if such day is a Termination Day, set aside, segregate and hold in trust for the benefit of the Purchasers (and shall, at the request of the Administrator, segregate in a separate account approved by the Administrator) the entire remainder of the Purchasers' Share of the Collections; provided, that if amounts are set aside and held in trust on any Termination Day of the type described in clause (a) of the definition of "Termination Day" and, thereafter, the conditions set forth in Section 2 of Exhibit II are satisfied or waived by the Administrator, such previously set-aside amounts shall, to the extent representing a return on Capital, be reinvested in accordance with clause
(ii) on the day of such subsequent satisfaction or waiver of conditions, and

               (iv) release to the Seller (subject to Section 1.4(f)) for its own account any Collections in excess of: (w) amounts required to be reinvested in accordance with clause (ii) or the proviso to clause (iii) plus (x) the amounts that are required to be set aside pursuant to clause (i), the proviso to clause (ii) and clause (iii) plus (y) the Seller's Share of the Servicing Fee accrued and unpaid through such day and all reasonable and appropriate out-of-pocket costs and expenses of the Servicer for servicing, collecting and administering the Pool Receivables plus (z) all other amounts owed by the Seller under this Agreement to the Issuer, the LC Bank, any LC Participant, the Administrator, and any other Indemnified Party or Affected Person.

     (c) The Servicer shall deposit into the Administration Account (or such other account designated by the Administrator), on each Settlement Date, Collections held for the Purchasers pursuant to clause (b)(i) or (f) plus the amount of Collections then held for the Purchasers pursuant to clauses (b)(ii) and (iii) of Section 1.4; provided, that if Peabody or an Affiliate thereof is the Servicer, such day is not a Termination Day and the Administrator has not notified Peabody (or such Affiliate) that such right is revoked, Peabody (or such Affiliate) may retain the portion of the Collections set aside pursuant to clause (b)(i) that represents the Purchasers' Share of the Servicing Fee. On the last day of each Settlement Period, the Administrator will notify the Servicer by facsimile of the amount of Discount accrued with respect to each Portion of Capital during such Settlement Period or portion thereof.

     (d) Upon receipt of funds deposited into the Administration Account pursuant to clause (c), the Administrator shall cause such funds to be distributed as follows:

               (i) if such distribution occurs on a day that is not a Termination Day and the Purchased Interest does not exceed 100%, first to the Purchasers ratably (based on their respective Portions of Capital funded thereby) in payment in full of all accrued Discount and fees (other than Servicing Fees) with respect to each Portion of Capital, and second, if the Servicer has set aside amounts in respect of the Servicing Fee pursuant to clause (b)(i) and has not retained such amounts pursuant to clause (c), to the Servicer (payable in arrears on each Settlement Date) in payment in full of the Purchasers' Share of accrued Servicing Fees so set aside, and

               (ii) if such distribution occurs on a Termination Day or on a day when the Purchased Interest exceeds 100%, first to the Purchasers ratably (based on their respective Portions of Capital funded thereby) in payment in full of all accrued Discount with respect to each Portion of Capital, second to the Purchasers ratably (based on their respective Portions of Capital funded thereby) in payment in full of Capital (or, if such day is not a Termination Day, the amount necessary to reduce the Purchased Interest to 100%), third, to the LC Collateral Account for the benefit of the LC Bank and the LC Participants, the amount necessary to cash collateralize the LC Participation Amount until the amount of cash collateral held in such LC Collateral Account equals the aggregate outstanding amount of the LC Participation Amount, fourth, to the Servicer in payment in full of all accrued Servicing Fees, and fifth, if the Capital and accrued Discount with respect to each Portion of Capital have been reduced to zero, and all accrued Servicing Fees payable to the Servicer have been paid in full, to the Purchasers ratably (based on their respective Portions of Capital funded thereby), the Administrator and any other Indemnified Party or Affected Person in payment in full of any other amounts owed thereto by the Seller hereunder.

After the Capital, Discount, fees payable pursuant to the Fee Letter and Servicing Fees with respect to the Purchased Interest, and any other amounts payable by the Seller and the Servicer to the Purchasers, the Administrator or any other Indemnified Party or Affected Person hereunder, have been paid in full, and (on and after a Termination Day) after the LC Participation Amount has been cash collateralized in full, all additional Collections with respect to the Purchased Interest shall be paid to the Seller for its own account.

     (e) For the purposes of this Section 1.4:

               (i) if on any day the Outstanding Balance of any Pool Receivable is reduced or adjusted as a result of any defective, rejected, returned, repossessed or foreclosed goods or services, or any revision, cancellation, allowance, rebate, discount or other adjustment made by the Seller or any Affiliate of the Seller, or any setoff or dispute between the Seller or any Affiliate of the Seller and an Obligor, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in the amount of such reduction or adjustment;

               (ii) if on any day any of the representations or warranties in Section l(g) or (n) of Exhibit III is not true with respect to any Pool Receivable, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in full;

               (iii) except as provided in clause (i) or (ii), or as otherwise required by applicable law or the relevant Contract, all Collections received from an Obligor of any Receivable shall be applied to the Receivables of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, unless such Obligor designates in writing its payment for application to specific Receivables; and

               (iv) if and to the extent the Administrator or any Purchaser shall be required for any reason to pay over to an Obligor (or any trustee, receiver, custodian or similar official in any Insolvency Proceeding) any amount received by it hereunder, such amount shall be deemed not to have been so received by the Administrator or such Purchaser but rather to have been retained by the Seller and, accordingly, the Administrator or such Purchaser, as the case may be, shall have a claim against the Seller for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof

     (f) If at any time the Seller shall wish to cause the reduction of Capital (but not to commence the liquidation, or reduction to zero, of the entire Capital of the Purchased Interest), the Seller may do so as follows:

               (i) the Seller shall give the Administrator and the Servicer written notice in the form of Annex C (the "Paydown Notice") (A) at least two Business Days' prior to the date of such reduction for any reduction of Capital less than or equal to $20,000,000 and (B) at least five Business Days' prior to the date of such reduction for any reduction of Capital greater than $20,000,000, in each case such notice shall include the amount of such reduction and the proposed date on which such reduction shall commence;

               (ii) on the proposed date of the commencement of such reduction and on each day thereafter, the Servicer shall cause Collections not to be reinvested until the amount thereof not so reinvested shall equal the desired amount of reduction; and

               (iii) the Servicer shall hold such Collections in trust for the Purchaser, for payment to the Administrator on the next Settlement Date immediately following the current Settlement Period or such other date approved by the Administrator, and Capital shall be deemed reduced in the amount to be paid to the Administrator only when in fact finally so paid; provided, that the amount of any such reduction shall be not less than $300,000 and shall be an integral multiple of $100,000.

     Section 1.5 Fees.

          The Seller shall pay to the Administrator for the benefit of the Issuer, the LC Bank and each LC Participant, certain fees in the amounts and on the dates set forth in that certain amended and restated fee letter agreement, dated the date hereof, among Peabody, the Seller and the Administrator (as such letter agreement may be amended, supplemented or otherwise modified from time to time, the "Fee Letter").

     Section 1.6 Payments and Computations, Etc.

     (a) All amounts to be paid or deposited by the Seller or the Servicer hereunder shall be made without reduction for offset or counterclaim and shall be paid or deposited no later than noon (New York City time) on the day when due in same day funds to the Administration Account. All amounts received after noon (New York City time) will be deemed to have been received on the next Business Day.

     (b) The Seller or the Servicer, as the case may be, shall, to the extent permitted by law, pay interest on any amount not paid or deposited by the Seller or the Servicer, as the case may be, when due hereunder, at an interest rate equal to 2.0% per annum above the Base Rate, payable on demand.

     (c) All computations of interest under clause (b) and all computations of Discount, fees and other amounts hereunder shall be made on the basis of a year of 360 (or 365 or 366, as applicable, with respect to Discount or other amounts calculated by reference to the Base Rate) days for the actual number of days elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next Business Day and such extension of time shall be included in the computation of such payment or deposit.

     Section 1.7 Increased Costs.

     (a) If the Administrator, the LC Bank, the Issuer, any Purchaser, any Liquidity Bank, any other Program Support Provider or any of their respective Affiliates (each an "Affected Person") reasonably determines that the existence of or compliance with: (i) any law or regulation or any change therein or in the interpretation or application thereof, in each case adopted, issued or occurring after the date hereof, or (ii) any request, guideline or directive from any central bank or other Governmental Authority (whether or not having the force of law) issued or occurring after the date of this Agreement, affects or would affect the amount of capital required or expected to be maintained by such Affected Person, and such Affected Person determines that the amount of such capital is increased by or based upon the existence of any commitment to make purchases of (or otherwise to maintain the investment in) Pool Receivables or issue any Letter of Credit related to this Agreement or any related liquidity facility, credit enhancement facility and other commitments of the same type, then, upon demand by such Affected Person (with a copy to the Administrator), the Seller shall promptly pay to the Administrator, for the account of such Affected Person, from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person in the light of such circumstances, to the extent that such Affected Person reasonably determines such increase in capital to be allocable to the existence of any of such commitments. A certificate as to such amounts submitted to the Seller and the Administrator by such Affected Person shall be conclusive and binding for all purposes, absent manifest error.

     (b) If, due to either: (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Affected Person of agreeing to purchase or purchasing, or maintaining the ownership of, the Purchased Interest in respect of which Discount is computed by reference to the Euro-Rate, then, upon demand by such Affected Person, the Seller shall promptly pay to such Affected Person, from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person for such increased costs. A certificate as to such amounts submitted to the Seller and the Administrator by such Affected Person shall be conclusive and binding for all purposes, absent manifest error.

     (c) If such increased costs affect the related Affected Person's portfolio of financing transactions, such Affected Person shall use reasonable averaging and attribution methods to allocate such increased costs to the transactions contemplated by this Agreement.

     Section 1.8 Requirements of Law.

          If any Affected Person reasonably determines that the existence of or compliance with: (a) any law or regulation or any change therein or in the interpretation or application thereof, in each case adopted, issued or occurring after the date hereof, or (b) any request, guideline or directive from any central bank or other Governmental Authority (whether or not having the force of law) issued or occurring after the date of this Agreement:

               (i) does or shall subject such Affected Person to any tax of any kind whatsoever with respect to this Agreement, any increase in the Purchased Interest or in the amount of Capital relating thereto, or does or shall change the basis of taxation of payments to such Affected Person on account of Collections, Discount or any other amounts payable hereunder (excluding taxes imposed on the overall or branch pre-tax net income of such Affected Person, and franchise taxes imposed on such Affected Person, by the jurisdiction under the laws of which such Affected Person is organized or otherwise is considered doing business (unless the

Affected Person would not be considered doing business in such jurisdiction, but for having entered into, or engaged in the transactions in connection with, this Agreement or any other Transaction Document) or a political subdivision thereof),

               (ii) does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, purchases, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Affected Person that are not otherwise included in the determination of the Euro-Rate or the Base Rate hereunder, or

               (iii) does or shall impose on such Affected Person any other condition, and the result of any of the foregoing is: (A) to increase the cost to such Affected Person of agreeing to purchase or purchasing or maintaining the ownership of undivided percentage ownership interests with regard to, or issuing any Letter of Credit in respect of, the Purchased Interest (or interests therein) or any Portion of Capital, or (B) to reduce any amount receivable hereunder (whether directly or indirectly), then, in any such case, upon demand by such Affected Person, the Seller shall promptly pay to such Affected Person additional amounts necessary to compensate such Affected Person for such additional cost or reduced amount receivable. All such amounts shall be payable as incurred. A certificate from such Affected Person to the Seller and the Administrator certifying, in reasonably specific detail, the basis for, calculation of, and amount of such additional costs or reduced amount receivable shall be conclusive and binding for all purposes, absent manifest error; provided, however, that no Affected Person shall be required to disclose any confidential or tax planning information in any such certificate.

     Section 1.9 Inability to Determine Euro-Rate.

     (a) If the Administrator determines before the first day of any Settlement Period (which determination shall be final and conclusive) that, by reason of circumstances affecting the interbank eurodollar market generally, deposits in dollars (in the relevant amounts for such Settlement Period) are not being offered to banks in the interbank eurodollar market for such Settlement Period, or adequate means do not exist for ascertaining the Euro-Rate for such Settlement Period, then the Administrator shall give notice thereof to the Seller. Thereafter, until the Administrator notifies the Seller that the circumstances giving rise to such suspension no longer exist, (a) no Portion of Capital shall be funded at the Alternate Rate determined by reference to the Euro-Rate and (b) the Discount for any outstanding Portions of Capital then funded at the Alternate Rate determined by reference to the Euro-Rate shall, on the last day of the then current Settlement Period, be converted to the Alternate Rate determined by reference to the Base Rate.

     (b) If, on or before the first day of any Settlement Period, the Administrator shall have been notified by any Affected Person that, such Affected Person has determined (which determination shall be final and conclusive) that, any enactment, promulgation or adoption of or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by a governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Affected Person with any guideline, request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for such Affected Person to fund or maintain any Portion of Capital at the Alternate Rate and based upon the Euro-Rate, the Administrator shall notify the Seller thereof. Upon receipt of such notice, until the Administrator notifies the Seller that the circumstances giving rise to such determination no longer apply, (a) no Portion of Capital shall be funded at the Alternate Rate determined by reference to the Euro-Rate and (b) the Discount for any outstanding Portions of Capital then funded at the Alternate Rate determined by reference to the Euro-Rate shall be converted to the Alternate Rate determined by reference to the Base Rate either (i) on the last day of the then current Settlement Period if such Affected Person may lawfully continue to maintain such Portion of Capital at the Alternate Rate determined by reference to the Euro-Rate to such day, or (ii) immediately, if such Affected Person may not lawfully continue to maintain such Portion of Capital at the Alternate Rate determined by reference to the Euro-Rate to such day.

     Section 1.10 Extension of the Liquidity Termination Date and Scheduled Commitment Termination Date.

          Provided that no Termination Event or Unmatured Termination Event exists and is continuing, Seller may request an extension of the Purchase Termination Date under the Liquidity Agreement and the Scheduled Commitment Termination Date hereunder (each such date, as used herein, respectively, the "Liquidity Termination Date") by submitting a request for an extension (each, an "Extension Request") to the Administrator no more than 210 days prior to the Liquidity Termination Date then in effect. Each Extension Request must specify the new Liquidity Termination Date requested by Seller and the date (which must be at least 30 days after the Extension Request is delivered to the Administrator) as of which the Administrator and the Liquidity Banks and/or LC Participants, as applicable, must respond to the Extension Request (the "Response Date"). The new Liquidity Termination Date shall, in any case, be no more than 364 days after the Response Date, including the Response Date as one of the days in the calculation of the days elapsed. Promptly upon receipt of an Extension Request, the Administrator shall notify the Liquidity Banks and/or LC Participants, as applicable, of the contents thereof and shall request each Liquidity Bank and/or LC Participant, as applicable, to approve the Extension Request. Each Liquidity Bank and/or LC Participant, as applicable, approving the Extension Request shall deliver its written approval to the Administrator no later than the Response Date (it being understood that the Liquidity Banks and/or LC Participants, as applicable, may accept or decline such Extension Request in their sole discretion and on such terms as they may elect), whereupon the Administrator shall notify Seller within one (1) Business Day thereafter as to whether all Liquidity Banks and/or LC Participants, as applicable, have approved the Extension Request. In the event that all Liquidity Banks and/or LC Participants, as applicable, shall approve such Extension Request, the Liquidity Banks and/or LC Participants, as applicable, shall enter into such documents as the Liquidity Banks and/or LC Participants, as applicable, may deem necessary or appropriate to reflect such extension, all reasonable costs and expenses incurred by the Liquidity Banks and/or LC Participants, as applicable, and the Administrator in connection therewith (including reasonable Attorneys' Costs) shall be paid by the Seller, the Administrator shall promptly notify the Seller and the Liquidity Banks and/or LC Participants, as applicable, of the new Liquidity Termination Date, and the Seller shall pay to the Administrator for the account of each of the Liquidity Banks and/or LC Participants, as applicable, a fully-earned and non-refundable extension fee of $2,500.

In the event that the Liquidity Banks and/or LC Participants, as applicable, decline the Extension Request, the Administrator shall so notify the Seller of such determination; provided, however, that the failure of the Administrator to so notify the Seller of the determination to decline any Extension Request shall not affect the understanding and agreement that the Liquidity Banks and/or LC Participants, as applicable, shall be deemed to have refused to grant such Extension Request in the event that the Administrator fails to affirmatively notify the Seller, in writing, of the approval of such Extension Request.

     Section 1.11 Letters of Credit.

          Subject to the terms and conditions hereof, the LC Bank shall issue or cause the issuance of standby Letters of Credit ("Letters of Credit") on behalf of Seller (and, if applicable, on behalf of, or for the account of, the Servicer or any Sub-Servicer); provided, however, that the LC Bank will not be required to issue or cause to be issued any Letters of Credit to the extent that the issuance of such Letters of Credit would then cause the sum of (i) the outstanding Capital plus (ii) the LC Participation Amount to exceed the Purchase Limit. The LC Participation Amount shall not exceed in the aggregate, at any time, the aggregate of the Commitments of the LC Bank and the LC Participants. All amounts drawn upon Letters of Credit shall accrue Discount. Letters of Credit that have not been drawn upon shall not accrue Discount.

     Section 1.12 Issuance of Letters of Credit.

     (a) The Seller may request the LC Bank, upon two (2) Business Days' prior written notice submitted on or before 11:00 a.m., New York time, to issue a Letter of Credit by delivering to the Administrator, the LC Bank's form of Letter of Credit Application (the "Letter of Credit Application"), substantially in the form of Annex E attached hereto completed to the satisfaction of the Administrator and the LC Bank; and, such other certificates, documents and other papers and information as the Administrator may reasonably request. The Seller also has the right to give instructions and make agreements with respect to any Letter of Credit Application and the disposition of documents, and to agree with the Administrator upon any amendment, extension or renewal of any Letter of Credit.

     (b) Each Letter of Credit shall, among other things, (i) provide for the payment of sight drafts or other written demands for payment when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) have an expiry date not later than twelve (12) months after such Letter of Credit's date of issuance and in no event later than the Facility Termination Date. Each Letter of Credit shall be subject either to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and any amendments or revisions thereof adhered to by the LC Bank ("UCP 500") or the International Standby Practices (ISP98-International Chamber of Commerce Publication Number 590), and any amendments or revisions thereof adhered to by the LC Bank (the "ISP98 Rules"), as determined by the LC Bank.

     (c) The Administrator shall promptly notify the LC Bank , at its address for notices hereunder, and each LC Participant of the request by the Seller for a Letter of Credit hereunder, and shall provide the LC Bank with the Letter of Credit Application delivered to the Administrator by the Seller pursuant to paragraph (a), above, by the close of business on the day received or if received on a day that is not a Business Day or on any Business Day after 11:00 a.m. New York time on such day, on the next Business Day.

     Section 1.13 Requirements For Issuance of Letters of Credit.

     The Seller shall authorize and direct the LC Bank to name the Seller as the "Applicant" or "Account Party" of each Letter of Credit.

     Section 1.14 Disbursements, Reimbursement.

     (a) Immediately upon the issuance of each Letter of Credit, each LC Participant shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the LC Bank a participation in such Letter of Credit and each drawing thereunder in an amount equal to such LC Participant's Pro Rata Share of the face amount of such Letter of Credit and the amount of such drawing, respectively.

     (b) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the LC Bank will promptly notify the Administrator and the Seller of such request. Provided that it shall have received such notice, the Seller shall reimburse (such obligation to reimburse the LC Bank shall sometimes be referred to as a "Reimbursement Obligation") the LC Bank prior to 12:00 p.m., New York time on each date that an amount is paid by the LC Bank under any Letter of Credit (each such date, a "Drawing Date") in an amount equal to the amount so paid by the LC Bank. In the event the Seller fails to reimburse the LC Bank for the full amount of any drawing under any Letter of Credit by 12:00 p.m., New York time, on the Drawing Date, the LC Bank will promptly notify each LC Participant thereof, and the Seller shall be deemed to have requested that a Funded Purchase be made by the LC Bank and the LC Participants to be disbursed on the Drawing Date under such Letter of Credit, subject to the amount of the unutilized portion of the Purchase Limit. Any notice given by the LC Bank pursuant to this Section may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

     (c) Each LC Participant shall upon any notice pursuant to subclause (b) above make available to the LC Bank an amount in immediately available funds equal to its Pro Rata Share of the amount of the drawing, whereupon the LC Participants shall each be deemed to have made a Funded Purchase in that amount. If any LC Participant so notified fails to make available to the LC Bank the amount of such LC Participant's Pro Rata Share of such amount by no later than 2:00 p.m., New York time on the Drawing Date, then interest shall accrue on such LC Participant's obligation to make such payment, from the Drawing Date to the date on which such LC Participant makes such payment (i) at a rate per annum equal to the Federal Funds Rate during the first three days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Capital on and after the fourth day following the Drawing Date. The LC Bank will promptly give notice of the occurrence of the Drawing Date, but failure of the LC Bank to give any such notice on the Drawing Date or in sufficient time to enable any LC Participant to effect such payment on such date shall not relieve such LC Participant from its obligation under this subclause (c), provided that such LC Participant shall not be obligated to pay interest as provided in this subclauses (i) and (ii) above until and commencing from the date of receipt of notice from the LC Bank or the Administrator of a drawing. Each LC Participant's Commitment shall continue until the last to occur of any of the following events: (A) the LC Bank ceases to be obligated to issue or cause to be issued Letters of Credit hereunder; (B) no Letter of Credit issued hereunder remains outstanding and uncancelled or (C) all Persons (other than the Seller) have been fully reimbursed for all payments made under or relating to Letters of Credit.

     Section 1.15 Repayment of Participation Advances.

     (a) Upon (and only upon) receipt by the LC Bank for its account of immediately available funds from the Seller (i) in reimbursement of any payment made by the LC Bank under a Letter of Credit with respect to which any LC Participant has made a participation advance to the LC Bank, or (ii) in payment of Discount on the Funded Purchases made or deemed to have been made in connection with any such draw, the LC Bank will pay to each LC Participant, ratably (based on the outstanding drawn amounts funded by each such LC Participant in respect of such Letter of Credit), in the same funds as those received by the LC Bank; it being understood, that the LC Bank shall retain a ratable amount of such funds that were not the subject of any payment in respect of such Letter of Credit by any LC Participant.

     (b) If the LC Bank is required at any time to return to the Seller, or to a trustee, receiver, liquidator, custodian, or any official in any insolvency proceeding, any portion of the payments made by the Seller to the LC Bank pursuant to this Agreement in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each LC Participant shall, on demand of the LC Bank, forthwith return to the LC Bank the amount of its Pro Rata Share of any amounts so returned by the LC Bank plus interest at the Federal Funds Rate.

     Section 1.16 Documentation.

          The Seller agrees to be bound by the terms of the Letter of Credit Application and by the LC Bank's interpretations of any Letter of Credit issued for the Seller and by the LC Bank's written regulations and customary practices relating to letters of credit, though the LC Bank's interpretation of such regulations and practices may be different from the Seller's own. In the event of a conflict between the Letter of Credit Application and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct by the LC Bank, the LC Bank shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following the Seller's instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

     Section 1.17 Determination to Honor Drawing Request.

          In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the LC Bank shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit and that any other drawing condition appearing on the face of such Letter of Credit has been satisfied in the manner so set forth.

     Section 1.18 Nature of Participation and Reimbursement Obligations.

          Each LC Participant's obligation in accordance with this Agreement to make participation advances as a result of a drawing under a Letter of Credit, and the obligations of the Seller to reimburse the LC Bank upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Article I under all circumstances, including the following circumstances:

               (i) any set-off, counterclaim, recoupment, defense or other right which such LC Participant may have against the LC Bank, the Administrator, the Issuer, the Seller or any other Person for any reason whatsoever;

               (ii) the failure of the Seller or any other Person to comply with the conditions set forth in this Agreement for the making of a purchase, reinvestments, requests for Letters of Credit or otherwise, it being acknowledged that such conditions are not required for the making of participation advances hereunder;

               (iii) any lack of validity or enforceability of any Letter of Credit;

               (iv) any claim of breach of warranty that might be made by the Seller, the LC Bank or any LC Participant against the beneficiary of a Letter of Credit, or the existence of any claim, set-off, defense or other right which the Seller, the LC Bank or any LC Participant may have at any time against a beneficiary, any successor beneficiary or any transferee of any Letter of Credit or the proceeds thereof (or any Persons for whom any such transferee may be acting), the LC Bank, any LC Participant, the Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between the Seller or any Subsidiaries of the Seller or any Affiliates of the Seller and the beneficiary for which any Letter of Credit was procured);

               (v) the lack of power or authority of any signer of, or lack of validity, sufficiency, accuracy, enforceability or genuineness of, any draft, demand, instrument, certificate or other document presented under any Letter of Credit, or any such draft, demand, instrument, certificate or other document proving to be forged, fraudulent, invalid, defective or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, even if the Administrator or the LC Bank has been notified thereof;

               (vi) payment by the LC Bank under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit other than as a result of the gross negligence or willful misconduct of the LC Bank;

               (vii) the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;

               (viii) any failure by the LC Bank or any of the LC Bank's Affiliates to issue any Letter of Credit in the form requested by the Seller, unless the LC Bank has received written notice from the Seller of such failure within three Business Days after the LC Bank shall have furnished the Seller a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice;

               (ix) any Material Adverse Effect on the Seller, any Originator or any Affiliates thereof;

               (x) any breach of this Agreement or any Transaction Document by any party thereto;

               (xi) the occurrence or continuance of an Insolvency Proceeding with respect to the Seller, any Originator or any Affiliate thereof;

               (xii) the fact that a Termination Event or an Unmatured Termination Event shall have occurred and be continuing;

               (xiii) the fact that this Agreement or the obligations of Seller or Servicer hereunder shall have been terminated; and

               (xiv) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

     Nothing in this Section 1.18 shall relieve the LC Bank from liability for its gross negligence or willful misconduct, as determined by a final non-appealable judgment of a court of competent jurisdiction.

     Section 1.19 Indemnity.

          In addition to other amounts payable hereunder, the Seller hereby agrees to protect, indemnify, pay and save harmless the Administrator, the LC Bank, each LC Participant and any of the LC Bank's Affiliates that have issued a Letter of Credit from and against any and all claims, demands, liabilities, damages, taxes, penalties, interest, judgments, losses, costs, charges and expenses (including Attorney Costs) which the Administrator, the LC Bank, any LC Participant or any of their respective Affiliates may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit, other than as a result of (a) the gross negligence or willful misconduct of the party to be indemnified as determined by a final judgment of a court of competent jurisdiction or (b) the wrongful dishonor by the LC Bank of a proper demand for payment made under any Letter of Credit, except if such dishonor resulted from any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority (all such acts or omissions herein called "Governmental Acts").

     Section 1.20 Liability for Acts and Omissions.

          As between the Seller, on the one hand, and the Administrator, the LC Bank, the LC Participants and the Issuer, on the other, the Seller assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the respective foregoing, none of the Administrator, the LC Bank, the LC Participants or the Issuer shall be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the LC Bank shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of the Seller against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among the Seller and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher;
(v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Administrator, the LC Bank, the LC Participants and the Issuer, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of the LC Bank's rights or powers hereunder. Nothing in the preceding sentence shall relieve the LC Bank from liability for its gross negligence or willful misconduct, as determined by a final non-appealable judgment of a court of competent jurisdiction, in connection with actions or omissions described in such clauses
(i) through (viii) of such sentence. In no event shall the Administrator, the LC Bank, the LC Participants, the Issuer or their respective Affiliates, be liable to the Seller or any other Person for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including without limitation attorneys' fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.

          Without limiting the generality of the foregoing, the Administrator, the LC Bank, the LC Participants and the Issuer and each of its Affiliates (i) may rely on any written communication believed in good faith by such Person to have been authorized or given by or on behalf of the applicant for a Letter of Credit; (ii) may honor any presentation if the documents presented appear on their face to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by the LC Bank or its Affiliates; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on the Administrator, the LC Bank, the LC Participants, the Issuer or their respective Affiliates, in any way related to any order issued at the applicant's request to an air carrier, a letter of guarantee or of indemnity issued to a carrier or any similar document (each an "Order") and honor any drawing in connection with any Letter of Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.

          In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by the LC Bank under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith and without gross negligence or willful misconduct, as determined by a final non-appealable judgment of a court of competent jurisdiction, shall not put the LC Bank under any resulting liability to the Seller, any LC Participant or any other Person.

                                   ARTICLE II.
          REPRESENTATIONS AND WARRANTIES; COVENANTS; TERMINATION EVENTS

     Section 2.1 Representations and Warranties; Covenants.

          Each of the Seller, Peabody and the Servicer hereby makes the representations and warranties, and hereby agrees to perform and observe the covenants, applicable to it set forth in Exhibits III and IV, respectively.

     Section 2.2 Termination Events.

          If any of the Termination Events set forth in Exhibit V shall occur, the Administrator may, by notice to the Seller, declare the Facility Termination Date to have occurred (in which case the Facility Termination Date shall be deemed to have occurred); provided, that automatically upon the occurrence of any event (without any requirement for the passage of time or the giving of notice) described in paragraph (f) of Exhibit V, the Facility Termination Date shall occur. Upon any such declaration, occurrence or deemed occurrence of the Facility Termination Date, the Purchasers and the Administrator shall have, in addition to the rights and remedies that they may have under this Agreement, all other rights and remedies provided after default under the Illinois UCC and under other applicable law, which rights and remedies shall be cumulative.

                                   ARTICLE III
                                 INDEMNIFICATION

     Section 3.1 Indemnities by the Seller.

          Without limiting any other rights that the Administrator, the Purchasers, the Liquidity Banks, any Program Support Provider or any of their respective Affiliates, employees, officers, directors, agents, counsel, successors, transferees or permitted assigns (each, an "Indemnified Party") may have hereunder or under applicable law, the Seller hereby agrees to indemnify each Indemnified Party from and against any and all claims, damages, expenses, costs, losses and liabilities (including Attorney Costs) (all of the foregoing being collectively referred to as "Indemnified Amounts") arising out of or resulting from this Agreement (whether directly or indirectly), the use of proceeds of purchases or reinvestments, the ownership of the Purchased Interest, or any interest therein, or in respect of any Receivable, Related Security or Contract, excluding, however: (a) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party or its officers, directors, agents, counsel, successors, transferees or permitted assigns, (b) any indemnification which has the effect of recourse for the non-payment of the Receivables to any indemnitor (except as otherwise specifically provided under Section 1.4 (e) and this Section 3.1), or (c) overall net income taxes or franchise taxes imposed on such Indemnified Party by the jurisdiction under the laws of which such Indemnified Party is organized or any political subdivision thereof. Without limiting or being limited by the foregoing, and subject to the exclusions set forth in the preceding sentence, the Seller shall pay on demand (which demand shall be accompanied by documentation of the Indemnified Amounts, in reasonable detail) to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from any of the following:

               (i) the failure of any Receivable included in the calculation of the Net Receivables Pool Balance as an Eligible Receivable to be an Eligible Receivable, the failure of any information contained in an Information Package to be true and correct, or the failure of any other information provided to any Purchaser or the Administrator with respect to Receivables or this Agreement to be true and correct,

               (ii) the failure of any representation, warranty or statement made or deemed made by the Seller (or any of its officers) under or in connection with this Agreement to have been true and correct as of the date made or deemed made in all respects when made,

               (iii) the failure by the Seller to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract, or the failure of any Pool Receivable or the related Contract to conform to any such applicable law, rule or regulation,

               (iv) the failure to vest in the Administrator (on behalf of the Purchasers) a valid and enforceable: (A) perfected undivided percentage ownership interest, to the extent of the Purchased Interest, in the Receivables in, or purporting to be in, the Receivables Pool and the other Pool Assets, or
(B) first priority perfected security interest in the Pool Assets, in each case, free and clear of any Adverse Claim,

               (v) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables in, or purporting to be in, the Receivables Pool and the other Pool Assets, whether at the time of any purchase or reinvestment or at any subsequent time,

               (vi) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool (including a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the goods or services related to such Receivable or the furnishing or failure to furnish such goods or services or relating to collection activities with respect to such Receivable (if such collection activities were performed by the Seller or any of its Affiliates acting as Servicer or by any agent or independent contractor retained by the Seller or any of its Affiliates),

               (vii) any failure of the Seller (or any of its Affiliates acting as the Servicer) to perform its duties or obligations in accordance with the provisions hereof or under the Contracts,

               (viii) any products liability or other claim, investigation, litigation or proceeding arising out of or in connection with merchandise, insurance or services that are the subject of any Contract,

               (ix) the commingling of Collections at any time with other funds,

               (x) the use of proceeds of purchases or reinvestments, or

               (xi) any reduction in Capital as a result of the distribution of Collections pursuant to Section 1.4(d), if all or a portion of such distributions shall thereafter be rescinded or otherwise must be returned for any reason.

     Section 3.2 Indemnities by the Servicer.

          Without limiting any other rights that the Administrator, any Purchasers, any Liquidity Banks, any Program Support Provider or any other Indemnified Party may have hereunder or under applicable law, the Servicer hereby agrees to indemnify each Indemnified Party from and against any and all Indemnified Amounts arising out of or resulting from (whether directly or indirectly): (a) the failure of any information contained in an Information Package to be true and correct, or the failure of any other information provided to any such Indemnified Party by, or on behalf of, the Servicer to be true and correct, (b) the failure of any representation, warranty or statement made or deemed made by the Servicer (or any of its officers) under or in connection with this Agreement to have been true and correct as of the date made or deemed made in all respects when made, (c) the failure by the Servicer to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract, (d) any dispute, claim, offset or defense of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool resulting from or related to the collection activities with respect to such Receivable, or (e) any failure of the Servicer to perform its duties or obligations in accordance with the provisions hereof.

                                   ARTICLE IV.
                         ADMINISTRATION AND COLLECTIONS

     Section 4.1 Appointment of the Servicer.

     (a) The servicing, administering and collection of the Pool Receivables shall be conducted by the Person so designated from time to time as the Servicer in accordance with this Section. Until the Administrator gives notice to Peabody (in accordance with this Section) of the designation of a new Servicer, Peabody is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof. Upon the occurrence of a Termination Event, the Administrator may designate as Servicer any Person (including itself) to succeed Peabody or any successor Servicer, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Servicer pursuant to the terms hereof.

     (b) Upon the designation of a successor Servicer as set forth in clause
(a), Peabody agrees that it will terminate its activities as Servicer hereunder in a manner that the Administrator determines will facilitate the transition of the performance of such activities to the new Servicer, and Peabody shall cooperate with and assist such new Servicer. Such cooperation shall include access to and transfer of related records and use by the new Servicer of all licenses, hardware or software necessary or desirable to collect the Pool Receivables and the Related Security.

     (c) Peabody acknowledges that, in making their decision to execute and deliver this Agreement, the Administrator and the Purchasers have relied on Peabody's agreement to act as Servicer hereunder. Accordingly, Peabody agrees that it will not voluntarily resign as Servicer.

     (d) The Servicer may and hereby does delegate its duties and obligations hereunder to the Originators as subservicer (each a "Sub-Servicer"); provided, that, in such delegation: (i) each such Sub-Servicer shall and hereby does agree in writing to perform the duties and obligations of the Servicer pursuant to the terms hereof, (ii) the Servicer shall remain primarily liable for the performance of the duties and obligations so delegated, (iii) the Seller, the Administrator and the Purchasers shall have the right to look solely to the Servicer for performance, and (iv) the terms of any agreement with any Sub-Servicer shall and hereby do provide that the Administrator may terminate such agreement upon the termination of the Servicer hereunder by giving notice of its desire to terminate such agreement to the Servicer (and the Servicer shall provide appropriate notice to each such Sub-Servicer); provided, however, that if any such delegation is to any Person other than Arclar Company, LLC, Black Beauty Coal Company, Twentymile Coal Company, Caballo Coal Company, Eastern Associated Coal, LLC, COALSALES II, LLC, Peabody Coal Company, LLC, Peabody Western Coal Company, Powder River Coal Company, Peabody Holding Company, Inc., COALTRADE, LLC, COALTRADE International, LLC, or COALSALES, LLC, the Administrator shall have consented in writing in advance to such delegation.

     Section 4.2 Duties of the Servicer.

     (a) The Servicer shall take or cause to be taken all such action as may be necessary or advisable to administer and collect each Pool Receivable from time to time, all in accordance with this Agreement and all applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policies. The Servicer shall set aside, for the accounts of the Seller and the Purchasers, the amount of the Collections to which each is entitled in accordance with Article I. The Servicer may, in accordance with the applicable Credit and Collection Policy, extend the maturity of any Pool Receivable and extend the maturity or adjust the Outstanding Balance of any Defaulted Receivable as the Servicer may determine to be appropriate to maximize Collections thereof; provided, however, that: for the purposes of this Agreement, (i) such extension shall not change the number of days such Pool Receivable has remained unpaid from the date of the invoice date related to such Pool Receivable, (ii) such extension or adjustment shall not alter the status of such Pool Receivable as a Delinquent Receivable or a Defaulted Receivable or limit the rights of any of the Purchasers or the Administrator under this Agreement and (iii) if a Termination Event has occurred and is continuing and Peabody or an Affiliate thereof is serving as the Servicer, Peabody or such Affiliate may make such extension or adjustment only upon the prior approval of the Administrator. The Seller shall deliver to the Servicer and the Servicer shall hold for the benefit of the Seller and the Administrator (individually and for the benefit of the Purchasers), in accordance with their respective interests, all records and documents (including computer tapes or disks) with respect to each Pool Receivable. Notwithstanding anything to the contrary contained herein, the Administrator may direct the Servicer (whether the Servicer is Peabody or any other Person) to commence or settle any legal action to enforce collection of any Pool Receivable or to foreclose upon or repossess any Related Security.

     (b) The Servicer shall, as soon as practicable following actual receipt of collected funds, turn over to the Seller the collections of any indebtedness that is not a Pool Receivable, less, if Peabody or an Affiliate thereof is not the Servicer, all reasonable and appropriate out-of-pocket costs and expenses of such Servicer of servicing, collecting and administering such collections. The Servicer, if other than Peabody or an Affiliate thereof, shall, as soon as practicable upon demand, deliver to the Seller all records in its possession that evidence or relate to any indebtedness that is not a Pool Receivable, and copies of records in its possession that evidence or relate to any indebtedness that is a Pool Receivable.

     (c) The Servicer's obligations hereunder shall terminate on the later of:
(i) the Facility Termination Date, (ii) the date on which no Capital of or Discount in respect of the Purchased Interest shall be outstanding, (iii) the date the LC Participation Amount is cash collateralized in full and (iv) the date on which all amounts required to be paid to the Purchasers, the Administrator and any other Indemnified Party or Affected Person hereunder shall have been paid in full.

     After such termination, if Peabody or an Affiliate thereof was not the Servicer on the date of such termination, the Servicer shall promptly deliver to the Seller all books, records and related materials that the Seller previously provided to the Servicer, or that have been obtained by the Servicer, in connection with this Agreement.

     Section 4.3 Lock-Box Arrangements.

          Prior to the initial purchase hereunder, the Seller shall enter into Lock-Box Agreements with all of the Lock-Box Banks and deliver original counterparts thereof to the Administrator. Upon the occurrence of a Termination Event, the Administrator may at any time thereafter give notice to each Lock-Box Bank that the Administrator is exercising its rights under the Lock-Box Agreements to do any or all of the following: (a) to have the exclusive ownership and control of the Lock-Box Accounts transferred to the Administrator and to exercise exclusive dominion and control over the funds deposited therein,
(b) to have the proceeds that are sent to the respective Lock-Box Accounts redirected pursuant to the Administrator's instructions rather than deposited in the applicable Lock-Box Account, and (c) to take any or all other actions permitted under the applicable Lock-Box Agreement. The Seller hereby agrees that if the Administrator at any time takes any action set forth in the preceding sentence, the Administrator shall have exclusive control of the proceeds (including Collections) of all Pool Receivables and the Seller hereby further agrees to take any other action that the Administrator may reasonably request to transfer such control. Any proceeds of Pool Receivables received by the Seller or the Servicer thereafter shall be sent immediately to the Administrator. The parties hereto hereby acknowledge that if at any time the Administrator takes control of any Lock-Box Account, the Administrator shall not have any rights to the funds therein in excess of the unpaid amounts due to the Administrator, the Purchasers or any other Person hereunder, and the Administrator shall distribute or cause to be distributed such funds in accordance with Section 4.2(b) and
Article I (in each case as if such funds were held by the Servicer thereunder).

     Section 4.4 Enforcement Rights.

     (a) At any time following the occurrence and during the continuation of a Termination Event:

               (i) the Administrator may direct the Obligors that payment of all amounts payable under any Pool Receivable is to be made directly to the Administrator or its designee,

               (ii) the Administrator may instruct the Seller or the Servicer to give notice of the Purchasers' interest in Pool Receivables to each Obligor, which notice shall direct that payments be made directly to the Administrator or its designee, and the Seller or the Servicer, as the case may be, shall give such notice at the expense of the Seller or the Servicer, as the case may be; provided, that if the Seller or the Servicer, as the case may be, fails to so notify each Obligor, the Administrator (at the Seller's or the Servicer's, as the case may be, expense) may so notify the Obligors, and

               (iii) the Administrator may request the Servicer to, and upon such request the Servicer shall: (A) assemble all of the records necessary or desirable to collect the Pool Receivables and the Related Security, and transfer or license to a successor Servicer the use of all software necessary or desirable to collect the Pool Receivables and the Related Security, and make the same available to the Administrator or its designee at a place selected by the Administrator, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections in a manner acceptable to the Administrator and, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Administrator or its designee.

     (b) The Seller hereby authorizes the Administrator, and irrevocably appoints the Administrator as its attorney-in-fact with full power of substitution and with full authority in the place and stead of the Seller, which appointment is coupled with an interest, to take any and all steps in the name of the Seller and on behalf of the Seller necessary or desirable following the occurrence and during the continuation of a Termination Event, in the determination of the Administrator, to collect any and all amounts or portions thereof due under any and all Pool Assets, including endorsing the name of the Seller on checks and other instruments representing Collections and enforcing such Pool Assets. Notwithstanding anything to the contrary contained in this subsection, none of the powers conferred upon such attorney-in-fact pursuant to the preceding sentence shall subject such attorney-in-fact to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever.

     Section 4.5 Responsibilities of the Seller.

     (a) Anything herein to the contrary notwithstanding, the Seller shall: (i) perform all of its obligations, if any, under the Contracts related to the Pool Receivables to the same extent as if interests in such Pool Receivables had not been transferred hereunder, and the exercise by the Administrator or any Purchaser of their respective rights hereunder shall not relieve the Seller from such obligations, and (ii) pay when due any taxes, including any sales taxes payable in connection with the Pool Receivables and their creation and satisfaction. Neither the Administrator nor any Purchaser shall have any obligation or liability with respect to any Pool Asset, nor shall any of them be obligated to perform any of the obligations of the Seller, Peabody or any Originator thereunder.

     (b) Peabody hereby irrevocably agrees that if at any time it shall cease to be the Servicer hereunder, it shall act (if the then-current Servicer so requests) as the data-processing agent of the Servicer and, in such capacity, Peabody shall conduct the data-processing functions of the administration of the Receivables and the Collections thereon in substantially the same way that Peabody conducted such data-processing functions while it acted as the Servicer.

     Section 4.6 Servicing Fee.

     (a) Subject to clause (b), the Servicer shall be paid a fee equal to 1.00% per annum (the "Servicing Fee Rate") of the daily average aggregate Outstanding Balance of the Pool Receivables. The Purchasers' Share of such fee shall be paid through the distributions contemplated by Section 1.4(d), and the Seller's Share of such fee shall be paid by the Seller on each Monthly Settlement Date.

     (b) If the Servicer ceases to be Peabody or an Affiliate thereof, the servicing fee shall be the greater of: (i) the amount calculated pursuant to clause (a), and (ii) an alternative amount specified by the successor Servicer not to exceed 110% of the aggregate reasonable costs and expenses incurred by such successor Servicer in connection with the performance of its obligations as Servicer.

     Section 4.7 Authorization and Action of the Administrator.

          Each Purchaser hereby accepts the appointment of and irrevocably authorizes the Administrator to take such action as agent on its behalf and to exercise such powers as are delegated to the Administrator by the terms hereof, together with such powers as are reasonably incidental thereto. The Administrator shall not be required to take any action which exposes such Administrator to personal liability or which is contrary to this Agreement or applicable law. The appointment and authority of the Administrator hereunder shall terminate at the latest of the Facility Termination Date, the date on which no Capital of or Discount in respect of the Purchased Interest shall be outstanding, the date the LC Participation Amount is cash collateralized in full or the date all other amounts owed by the Seller under this Agreement to any Purchaser, the Administrator and any other Indemnified Party or Affected Person shall be paid in full.

     Section 4.8 Nature of Administrator's Duties.

          The Administrator shall have no duties or responsibilities except those expressly set forth in this Agreement or in the other Transaction Documents. The duties of the Administrator shall be mechanical and administrative in nature. The Administrator shall not have, by reason of this Agreement, a fiduciary relationship in respect of any Purchaser. Nothing in this Agreement or any of the Transaction Documents, express or implied, is intended to or shall be construed to impose upon the Administrator any obligations in respect of this Agreement or any of the Transaction Documents except as expressly set forth herein or therein. The Administrator shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Purchaser with any credit or other information with respect to the Seller, any Originator, any Sub-Servicer or the Servicer, whether coming into its possession before the date hereof or at any time or times thereafter. If the Administrator seeks the consent or approval of the Purchasers to the taking or refraining from taking any action hereunder, the Administrator shall send notice thereof to each Purchaser. The Administrator shall promptly notify each Purchaser any time that the Purchasers have instructed the Administrator to act or refrain from acting pursuant hereto.

     Section 4.9 UCC Filings.

          Each of the Seller and the Purchasers expressly recognizes and agrees that the Administrator may be listed as the assignee or secured party of record on the various UCC filings required to be made hereunder in order to perfect the transfer of the Purchased Interest from the Seller to the Purchasers, that such listing shall be for administrative convenience only in creating a record or nominee owner to take certain actions hereunder on behalf of the Purchasers and that such listing will not affect in any way the status of the Purchasers as the beneficial owners of the Purchased Interest. In addition, such listing shall impose no duties on the Administrator other than those expressly and specifically undertaken in accordance with this Section 4.9.

     Section 4.10 Administrator's Reliance, Etc.

          Neither the Administrator nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it as Administrator under or in connection with this Agreement except for its own gross negligence or willful misconduct. Without limiting the foregoing, the
Administrator: (i) may consult with legal counsel (including counsel for the Seller), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Purchaser and shall not be responsible to any Purchaser for any statements, warranties or representations made in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Seller, the Servicer, any Sub-Servicer or any Originator or to inspect the property (including the books and records) of the Seller, the Servicer, any Sub-Servicer or any Originator; (iv) shall not be responsible to any Purchaser for the due execution, legality, validity, enforceability, genuineness, sufficiency, or value of this Agreement, or any other instrument or document furnished pursuant hereto; and (v) shall incur no liability under or in respect of this Agreement or any other Transaction Document by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telex) believed by it to be genuine and signed or sent by the proper party or parties. The Administrator may at any time request instructions from the Purchasers with respect to any actions or approvals which by the terms of this Agreement or of any of the other Transaction Documents the Administrator is permitted or required to take or to grant, and if such instructions are promptly requested, the Administrator shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Transaction Documents until it shall have received such instructions from the Issuer and the Majority LC Participants (or, where expressly required hereunder, from the Required LC Participants or all of the LC Participants). Without limiting the foregoing, neither the Issuer, the LC Bank nor any LC Participant shall have any right of action whatsoever against the Administrator as a result of the Administrator acting or refraining from acting under this Agreement or any of the other Transaction Documents in accordance with the instructions of the Issuer and the Majority LC Participants (or, where expressly required hereunder, the Required LC Participants or all of the LC Participants).

     Section 4.11 Administrator and Affiliates.

          To the extent that the Administrator or any of its Affiliates is or shall become an LC Participant hereunder, the Administrator or such Affiliate, in such capacity, shall have the same rights and powers under this Agreement as would any other LC Participant hereunder and may exercise the same as though it were not the Administrator. The Administrator and its Affiliates may generally engage in any kind of business with the Seller, any Originator, Peabody, any Sub-Servicer or the Servicer, any of their respective Affiliates and any Person who may do business with or own securities of the Seller, any Originator, Peabody, any Sub-Servicer or the Servicer or any of their respective Affiliates, all as if it were not the Administrator hereunder and without any duty to account therefor to the Issuer or the LC Participants.

     Section 4.12 Purchase Decision.

          Each of the Purchasers acknowledges that it has, independently and without reliance upon the Administrator, the LC Bank or any LC Participant and based on such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement and, to the extent it so determines, to issue Letters of Credit and/or to purchase an undivided ownership interest in Receivables hereunder. Each Purchaser also acknowledges that it will, independently and without reliance upon the Administrator, the LC Bank or any LC Participant, and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement.

     Section 4.13 Indemnification.

          Each LC Participant agrees to indemnify the Administrator and the LC Bank (to the extent not reimbursed by the Seller or the Servicer), ratably according to its Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrator in any way relating to or arising out of this Agreement or any action taken or omitted by the Administrator under this Agreement; provided, however, that no LC Participant shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from the Administrator's or the LC Bank's gross negligence or willful misconduct, as determined by a final non-appealable judgment of a court of competent jurisdiction. Without limiting the generality of the foregoing, each LC Participant agrees to reimburse the Administrator and the LC Bank, ratably according to their Pro Rata Shares, promptly upon demand, for any out-of-pocket expenses (including reasonable counsel fees) incurred by the Administrator or the LC Bank in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of its rights or responsibilities under, this Agreement.

     Section 4.14 Successor Administrator.

          The Administrator may resign at any time by giving thirty days' notice thereof to the Purchasers, the Seller and the Servicer. Upon any such resignation, the Issuer and the Majority LC Participants shall have the right to appoint a successor Administrator approved by the Seller (which approval will not be unreasonably withheld or delayed). If no successor Administrator shall have been so appointed and accepted such appointment within 30 days after the retiring Administrator's giving of notice of resignation, then the retiring Administrator may appoint a successor Administrator approved by the Seller (which approval will not be unreasonably withheld or delayed), which successor Administrator shall be either (i) a commercial bank having a combined capital and surplus of at least $250,000,000 or (ii) an Affiliate of such an institution Upon the acceptance of any appointment as an Administrator hereunder by a successor Administrator, such successor Administrator shall thereupon succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Administrator, and the retiring Administrator shall be discharged from any further duties and obligations under this Agreement. After any retiring Administrator's resignation hereunder as Administrator, the provisions of this Article IV shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Administrator under this Agreement.

                                   ARTICLE V.
                                  MISCELLANEOUS

     Section 5.1 Amendments, Etc.

          No amendment or waiver of any provision of this Agreement or any other Transaction Document, or consent to any departure by the Seller or the Servicer therefrom, shall be effective unless in a writing signed by the Administrator, the LC Bank and the Majority LC Participants; provided, however, that no such amendment shall (i) decrease the outstanding amount of, or extend the repayment of or any scheduled payment date for the payment of, any Discount in respect of any Portion of Capital or any fees owed to a Purchaser without the prior written consent of such Purchaser; (ii) forgive or waive or otherwise excuse any repayment of Capital without the prior written consent of each Purchaser affected thereby; (iii) increase the Commitment of any Purchaser without its prior written consent; (iv) amend or modify the Pro Rata Share of any LC Participant without its prior written consent; (v) amend or modify the provisions of this Section 5.1 or the definition of "Majority LC Participants" or "Required LC Participants" without the prior written consent of the LC Bank and all LC Participants; (vi) waive any Termination Event arising from an Event of Bankruptcy with respect to Seller, the Servicer, any Sub-Servicer or any Originator; (vii) without the prior written consent of the LC Participant affected thereby, waive, amend or otherwise modify the definition of Scheduled Commitment Termination Date for such LC Participant; (viii) amend, modify or otherwise affect the rights or duties of the Administrator or the LC Bank hereunder without the prior written consent of the Administrator or the LC Bank, as the case may be; and (ix) amend, waive or modify any definition or provision expressly requiring the consent of the Required LC Participants without the prior written consent of the LC Bank and the Required LC Participants, and, in the case of any amendment, by the other parties thereto; and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Issuer or the Administrator to exercise, and no delay in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

     Section 5.2 Notices, Etc.

          All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication) and be sent or delivered to each party hereto at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile shall be effective when sent (and shall be followed by hard copy sent by first class mail), and notices and communications sent by other means shall be effective when received.

     Section 5.3 Successors and Assigns; Assignability; Participations.

     (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; all covenants, promises and agreements by or on behalf of any parties hereto that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. The Seller may not assign or transfer any of its rights or obligations hereunder without the written consent of the Administrator, the LC Bank and the Required LC Participants. Each of the LC Participants, with the prior written consent of the Administrator, the LC Bank and of the Seller (such consent not to be unreasonably withheld), may assign any of its interests, rights and obligations hereunder to an Eligible Assignee; provided, that (i) the Commitment amount to be assigned by any such LC Participant hereunder shall not be less than $5,000,000 and (ii) prior to the effective date of any such assignment, the assignee and assignor shall have executed and delivered to the Administrator and the LC Bank an assignment and acceptance agreement in form and substance satisfactory to the Administrator and the LC Bank. Upon the effectiveness of any such permitted assignment, (i) the assignee thereunder shall, to the extent of the interests assigned to it, be entitled to the interests, rights and obligations of an LC Participant under this Agreement and (ii) the assigning LC Participant shall, to the extent of the interest assigned, be released from any further obligations under this Agreement.

     (b) Notwithstanding anything contained in paragraph (a) of this Section 5.3, each of the LC Bank and each LC Participant may sell participations in all or any part of any Funded Purchase or Funded Purchases made by such LC Participant to another bank or other entity so long as (A) no such grant of a participation shall, without the consent of the Seller, require the Seller to file a registration statement with the Securities and Exchange Commission and
(B) no holder of any such participation shall be entitled to require such LC Participant to take or omit to take any action hereunder except that such LC Participant may agree with such participant that, without such participant's consent, such LC Participant will not consent to an amendment, modification or waiver referred to in clauses (i) through (vi) of Section 5.1. Any such participant shall not have any rights hereunder or under the Transaction Documents except that such participant shall have rights under Sections 1.7, 1.8 and 1.9 hereunder as if it were an LC Participant; provided that no such participant shall be entitled to receive any payment pursuant to such sections which is greater in amount than the payment which the transferor LC Participant would have otherwise been entitled to receive in respect of the participation interest so sold.

     (c) This Agreement and the Issuer's rights and obligations herein (including ownership of the Purchased Interest or an interest therein) shall be assignable, in whole or in part, by the Issuer and its successors and assigns with the prior written consent of the Seller; provided, however, that such consent shall not be unreasonably withheld; and provided further, that no such consent shall be required if the assignment is made to PNC, any Affiliate of PNC (other than a director or officer of PNC), any Liquidity Bank or other Program Support Provider or any Person that is: (i) in the business of issuing Notes and
(ii) associated with or administered by PNC or any Affiliate of PNC. Each assignor may, in connection with the assignment, disclose to the applicable assignee (that shall have agreed to be bound by Section 5.6) any information relating to the Servicer, the Seller or the Pool Receivables furnished to such assignor by or on behalf of the Servicer, the Seller, the Issuer or the Administrator. The Administrator shall give prior written notice of any assignment of the Issuer's rights and obligations (including ownership of the Purchased Interest to any Person other than a Program Support Provider).

     (d) The Issuer may at any time grant to one or more banks or other institutions (each a "Liquidity Bank") party to the Liquidity Agreement, or to any other Program Support Provider, participating interests in the Purchased Interest. In the event of any such grant by the Issuer of a participating interest to a Liquidity Bank or other Program Support Provider, the Issuer shall remain responsible for the performance of its obligations hereunder. The Seller agrees that each Liquidity Bank or other Program Support Provider shall be entitled to the benefits of Sections 1.7 and 1.8.

     (e) This Agreement and the rights and obligations of the Administrator hereunder shall be assignable, in whole or in part, by the Administrator and its successors and assigns; provided, that unless: (i) such assignment is to an Affiliate of PNC, (ii) it becomes unlawful for PNC to serve as the Administrator or (iii) a Termination Event exists, the Seller has consented to such assignment, which consent shall not be unreasonably withheld.

     (f) Except as provided in Section 4.1 (d), none of the Seller, Peabody or the Servicer may assign its rights or delegate its obligations hereunder or any interest herein without the prior written consent of the Administrator.

     (g) Without limiting any other rights that may be available under applicable law, the rights of the Issuer and each Liquidity Bank may be enforced through it or by its agents.

     Section 5.4 Costs, Expenses and Taxes.

     (a) In addition to the rights of indemnification granted under Sections
1.18 and 3.1, the Seller agrees to pay on demand (which demand shall be accompanied by documentation thereof in reasonable detail) all reasonable costs and expenses in connection with the preparation, execution, delivery and administration (including periodic internal audits by the Administrator of Pool Receivables, provided that at any time when no Termination Event exists and is continuing, the Seller shall not be required to pay the costs and expenses of more than one such audit per year) of this Agreement, the other Transaction Documents and the other documents and agreements to be delivered hereunder (and all reasonable costs and expenses in connection with any amendment, waiver or modification of any thereof), including: (i) Attorney Costs for the Administrator, the Issuer and their respective Affiliates and agents with respect thereto and with respect to advising the Administrator, the Issuer and their respective Affiliates and agents as to their rights and remedies under this Agreement and the other Transaction Documents, and (ii) all reasonable costs and expenses (including Attorney Costs), if any, of the Administrator, the Issuer and their respective Affiliates and agents in connection with the enforcement of this Agreement and the other Transaction Documents.

     (b) In addition, the Seller shall pay on demand any and all stamp and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other documents or agreements to be delivered hereunder, and agrees to save each

Indemnified Party harmless from and against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

     Section 5.5 No Proceedings; Limitation on Payments.

          Each of the Seller, Peabody, the Servicer, the Administrator, the LC Bank, each LC Participant and each assignee of the Purchased Interest or any interest therein, and each Person that enters into a commitment to purchase the Purchased Interest or interests therein, hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after the latest maturing Note issued by the Issuer is paid in full. The provision of this Section 5.5 shall survive any termination of this Agreement.

     Section 5.6 Confidentiality.

          Each of the Seller and the Servicer agrees to maintain the confidentiality of this Agreement and the other Transaction Documents (and all drafts thereof) in communications with third parties and otherwise; provided, that this Agreement may be disclosed to: (a) third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the Administrator, (b) the Seller's legal counsel and auditors if they agree to hold it confidential, and (c) as otherwise required by applicable law (including applicable SEC requirements). Unless otherwise required by applicable law, each of the Administrator, the Issuer, the LC Bank and each LC Participant agrees to maintain the confidentiality of non-public financial information regarding Peabody and its Subsidiaries and Affiliates; provided, that such information may be disclosed to: (i) third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to Peabody, (ii) legal counsel and auditors of the Issuer, the Administrator, the LC Bank or any LC Participant if they agree to hold it confidential, (iii) the rating agencies rating the Notes, (iv) any Program Support Provider or potential Program Support Provider (if they agree to hold it confidential), (v) any placement agent placing the Notes and (vi) any regulatory authorities having jurisdiction over PNC, the Issuer, the LC Bank, any LC Participant, any Program Support Provider or any Purchaser.

     Section 5.7 GOVERNING LAW AND JURISDICTION.

     (a) THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF A SECURITY INTEREST OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF ILLINOIS.

     (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF ILLINOIS; AND, BY

EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, THAT IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH SERVICE MAY BE MADE BY ANY OTHER MEANS PERMITTED BY ILLINOIS LAW.

     Section 5.8 Execution in Counterparts.

          This Agreement may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same agreement.

     Section 5.9 Survival of Termination; Non-Waiver.

          The provisions of Sections 1.7, 1.8, 1.18, 1.19, 3.1, 3.2, 5.4, 5.5,
5.6, 5.7, 5.10 and 5.13 shall survive any termination of this Agreement. Neither the Servicer nor any other Person may waive a breach of Exhibit III, Section 1(g) of this Agreement for so long as the Notes are outstanding.

     Section 5.10 WAIVER OF JURY TRIAL.

          EACH OF THE PARTIES HERETO WAIVES THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. EACH OF THE PARTIES HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH OF THE PARTIES HERETO FURTHER AGREES THAT ITS RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING THAT SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

     Section 5.11 Entire Agreement.

          This Agreement and the other Transaction Documents embody the entire agreement and understanding between the parties hereto, and supersede all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof, except for any prior arrangements made with respect to the payment by the Issuer of (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of the Seller, the Servicer and the Administrator.

     Section 5.12 Headings.

          The captions and headings of this Agreement and any Exhibit, Schedule or Annex hereto are for convenience of reference only and shall not affect the interpretation hereof or thereof.

     Section 5.13 Issuer's Liabilities.

          The obligations of the Issuer under the Transaction Documents are solely the corporate obligations of the Issuer. No recourse shall be had for any obligation or claim arising out of or based upon any Transaction Document against any stockholder, employee, officer, director or incorporator of the Issuer; provided, however, that this Section shall not relieve any such Person of any liability it might otherwise have for its own gross negligence or willful misconduct.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        P&L RECEIVABLES COMPANY, LLC,
                                        as Seller


                                        By: /s/ Walter L. Hawkins Jr.
                                            ------------------------------------
                                        Name: Walter L. Hawkins Jr.
                                        Title: Vice President and Treasurer

                                        Address: 701 Market Street
                                                 St. Louis, MO 63101

                                        Attention: Treasurer
                                        Telephone: 314-342-3400
                                        Facsimile: 314-342-7740


                                        PEABODY ENERGY CORPORATION,
                                        as initial Servicer


                                        By: /s/ Walter L. Hawkins Jr.
                                            ------------------------------------
                                        Name: Walter L. Hawkins Jr.
                                        Title: Vice President and Treasurer

                                        Address: 701 Market Street
                                                 St. Louis, MO 63101

                                        Attention: Treasurer
                                        Telephone: 314-342-3400
                                        Facsimile: 314-342-7740


                                       S-1                  Amended and Restated
                                                  Receivables Purchase Agreement

                                        ARCLAR COMPANY, LLC,
                                        as Sub-Servicer


                                        By: /s/ Walter L. Hawkins Jr.
                                            ------------------------------------
                                        Name: Walter L. Hawkins Jr.
                                        Title: Vice President and Treasurer

                                        Address: 701 Market Street
                                                 St. Louis, MO 63101

                                        Attention: Treasurer
                                        Telephone: 314-342-3400
                                        Facsimile: 341-342-7740


                                        BLACK BEAUTY COAL COMPANY,
                                        as Sub-Servicer


                                        By: /s/ Walter L. Hawkins Jr.
                                            ------------------------------------
                                        Name: Walter L. Hawkins Jr.
                                        Title: Vice President and Treasurer

                                        Address: 701 Market Street
                                                 St. Louis, MO 63101

                                        Attention: Treasurer
                                        Telephone: 314-342-3400
                                        Facsimile: 341-342-7740


                                       S-2                  Amended and Restated
                                                  Receivables Purchase Agreement

                                        TWENTYMILE COAL COMPANY,
                                        as Sub-Servicer


                                        By: /s/ Walter L. Hawkins Jr.
                                            ------------------------------------
                                        Name: Walter L. Hawkins Jr.
                                        Title: Vice President and Treasurer

                                        Address: 701 Market Street
                                                 St. Louis, MO 63101

                                        Attention: Treasurer
                                        Telephone: 314-342-3400
                                        Facsimile: 341-342-7740


                                        CABALLO COAL COMPANY,
                                        as Sub-Servicer


                                        By: /s/ Walter L. Hawkins Jr.
                                            ------------------------------------
                                        Name: Walter L. Hawkins Jr.
                                        Title: Vice President and Treasurer

                                        Address: 1013 Boxelder
                                                 Caller Box 3037
                                                 Gilette, WY 82718

                                        Attention: Treasurer
                                        Telephone: 314-342-3400
                                        Facsimile: 314-342-7740


                                       S-3                  Amended and Restated
                                                  Receivables Purchase Agreement

                                        EASTERN ASSOCIATED COAL, LLC,
                                        as Sub-Servicer


                                        By: /s/ Walter L. Hawkins Jr.
                                            ------------------------------------
                                        Name: Walter L. Hawkins Jr.
                                        Title: Vice President and Treasurer

                                        Address: 202 Laidley Tower
                                                 Charleston, WV 25324

                                        Attention: Treasurer
                                        Telephone: 314-342-3400
                                        Facsimile: 314-342-7740


                                        COALSALES II, LLC,
                                        as Sub-Servicer


                                        By: /s/ Walter L. Hawkins Jr.
                                            ------------------------------------
                                        Name: Walter L. Hawkins Jr.
                                        Title: Vice President and Treasurer

                                        Address: 701 Market St.
                                                 St. Louis, MO 63101-1826

                                        Attention: Treasurer
                                        Telephone: 314-342-3400
                                        Facsimile: 314-342-7740


                                       S-4                  Amended and Restated
                                                  Receivables Purchase Agreement

                                        PEABODY COAL COMPANY, LLC,
                                        as Sub-Servicer


                                        By: /s/ Walter L. Hawkins Jr.
                                            ------------------------------------
                                        Name: Walter L. Hawkins Jr.
                                        Title: Vice President and Treasurer

                                        Address: 701 Market St.
                                                 St. Louis, MO 63101-1826

                                        Attention: Treasurer
                                        Telephone: 314-342-3400
                                        Facsimile: 314-342-7740


                                        PEABODY WESTERN COAL COMPANY,
                                        as Sub-Servicer


                                        By: /s/ Walter L. Hawkins Jr.
                                            ------------------------------------
                                        Name: Walter L. Hawkins Jr.
                                        Title: Vice President and Treasurer

                                        Address: 701 Market St.
                                                 St. Louis, MO 63101-1826

                                        Attention: Treasurer
                                        Telephone: 314-342-3400
                                        Facsimile: 314-342-7740


                                       S-5                  Amended and Restated
                                                  Receivables Purchase Agreement

                                        POWDER RIVER COAL COMPANY
                                        as Sub-Servicer


                                        By: /s/ Walter L. Hawkins Jr.
                                            ------------------------------------
                                        Name: Walter L. Hawkins Jr.
                                        Title: Vice President and Treasurer

                                        Address: 1013 East Boxelder
                                                 Gilette, WY 82718

                                        Attention: Treasurer
                                        Telephone: 314-342-3400
                                        Facsimile: 314-342-7740


                                        PEABODY HOLDING COMPANY, INC.,
                                        as Sub-Servicer


                                        By: /s/ Walter L. Hawkins Jr.
                                            ------------------------------------
                                        Name: Walter L. Hawkins Jr.
                                        Title: Vice President and Treasurer

                                        Address: 701 Market St.
                                                 St. Louis, MO 63101-1825

                                        Attention: Treasurer
                                        Telephone: 314-342-3400
                                        Facsimile: 314-342-7740


                                       S-6                  Amended and Restated
                                                  Receivables Purchase Agreement

                                        COALTRADE, LLC,
                                        as Sub-Servicer


                                        By: /s/ Walter L. Hawkins Jr.
                                            ------------------------------------
                                        Name: Walter L. Hawkins Jr.
                                        Title: Vice President and Treasurer

                                        Address: 701 Market St.
                                                 St. Louis, MO 63101-1825

                                        Attention: Treasurer
                                        Telephone: 314-342-3400
                                        Facsimile: 314-342-7740


                                        COALTRADE INTERNATIONAL, LLC,
                                        as Sub-Servicer


                                        By: /s/ Walter L. Hawkins Jr.
                                            ------------------------------------
                                        Name: Walter L. Hawkins Jr.
                                        Title: Vice President and Treasurer

                                        Address: 701 Market St.
                                                 St. Louis, MO 63101-1825

                                        Attention: Treasurer
                                        Telephone: 314-342-3400
                                        Facsimile: 314-342-7740


                                       S-7                  Amended and Restated
                                                  Receivables Purchase Agreement

                                        COALSALES, LLC,
                                        as Sub-Servicer


                                        By: /s/ Walter L. Hawkins Jr.
                                            ------------------------------------
                                        Name: Walter L. Hawkins Jr.
                                        Title: Vice President and Treasurer

                                        Address: 701 Market St.
                                                 St. Louis, MO 63101-1825

                                        Attention: Treasurer
                                        Telephone: 314-342-3400
                                        Facsimile: 314-342-7740


                                       S-8                  Amended and Restated
                                                  Receivables Purchase Agreement

                                        MARKET STREET FUNDING CORPORATION,
                                        as Issuer


                                        By: /s/ Doris J. Hearn
                                            ------------------------------------
                                        Name: Doris J. Hearn
                                        Title: Vice President

                                        Address: Market Street Funding
                                                 Corporation
                                                 c/o AMACAR Group, LLC
                                                 6525 Morrison Boulevard,
                                                 Suite 318
                                                 Charlotte, NC 28211

                                        Attention: Doug Johnson
                                        Telephone: 704-365-0569
                                        Facsimile: 704-365-1362

                                        With a copy to:

                                        PNC Bank, National Association
                                        One PNC Plaza, 26th Floor
                                        249 Fifth Avenue
                                        Pittsburgh, PA 15222-2707
                                        Attention: John T. Smathers
                                        Telephone No.: 412-762-6440
                                        Facsimile No.: 412-762-9184


                                       S-9                  Amended and Restated
                                                  Receivables Purchase Agreement

                                        PNC BANK, NATIONAL ASSOCIATION,
                                        as Administrator


                                        By: /s/ John T. Smathers
                                            ------------------------------------
                                        Name: John T. Smathers
                                        Title: Vice President

                                        Address: PNC Bank, National
                                                 Association
                                                 One PNC Plaza, 26th Floor
                                                 249 Fifth Avenue
                                                 Pittsburgh, PA 15222-2707

                                        Attention: John T. Smathers
                                        Telephone: 412-762-6440
                                        Facsimile: 412-762-9184


                                        LC BANK/LC PARTICIPANTS:

                                        PNC BANK, NATIONAL ASSOCIATION,
                                        as the LC Bank and as an LC Participant


                                        By: /s/ Richard Munsick
                                            ------------------------------------
                                        Name: Richard Munsick
                                        Title: Senior Vice President

                                        Address: PNC Bank, National
                                                 Association
                                                 500 First Avenue
                                                 Third Floor
                                                 Pittsburgh, PA 15219

                                        Attention: Richard Munsick
                                        Telephone: 412-762-4299
                                        Facsimile: 412-762-9184

                                        Commitment: $225,000,000
                                        Pro-Rata Share: 100%


                                      S-10                  Amended and Restated
                                                  Receivables Purchase Agreement

                                    EXHIBIT I
                                   DEFINITIONS

     As used in the Agreement (including its Exhibits, Schedules and Annexes), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined). Unless otherwise indicated, all Section, Annex, Exhibit and Schedule references in this Exhibit are to Sections of and Annexes, Exhibits and Schedules to the Agreement.

     "Administration Account" means the account number 1002422076 of the Administrator maintained at the office of PNC at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222-2707, or such other account as may be so designated in writing by the Administrator to the Servicer.

     "Administrator" has the meaning set forth in the preamble to the Agreement.

     "Adverse Claim" means a lien, security interest or other charge or encumbrance, or any other type of preferential arrangement; it being understood that any thereof in favor of, or assigned to, the Administrator (for the benefit of the Purchasers) shall not constitute an Adverse Claim.

     "Affected Person" has the meaning set forth in Section 1.7 of the Agreement.

     "Affiliate" means, as to any Person: (a) any Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person, or (b) who is a director or officer: (i) of such Person or (ii) of any Person described in clause (a), except that, with respect to the Issuer, Affiliate shall mean the holder(s) of its capital stock. For purposes of this definition, control of a Person shall mean the power, direct or indirect: (x) to vote 25% or more of the securities having ordinary voting power for the election of directors or managers of such Person, or (y) to direct or cause the direction of the management and policies of such Person, in either case whether by ownership of securities, contract, proxy or otherwise.

     "Agreement" has the meaning set forth in the preamble to the Agreement.

     "Alternate Rate" for any Settlement Period for any Portion of Capital of the Purchased Interest means an interest rate per annum equal to: (a) 1.50% per annum above the Euro-Rate for such Settlement Period; provided, however, that if
(x) it shall become unlawful for any Purchaser or Program Support Provider to obtain funds in the London interbank eurodollar market in order to make, fund or maintain any Purchased Interest, or if such funds shall not be reasonably available to any Purchaser or Program Support Provider, or (y) there shall not be at least two Business Days prior to the commencement of an applicable Settlement Period to determine a Euro-Rate in accordance with its terms, then the "Alternate Rate" shall be equal to the Base Rate in effect for each day during the remainder of such Settlement Period or (b) if requested by the Seller the Base Rate for such Settlement Period; provided, however, that the "Alternate Rate" for any day while a Termination Event exists shall be an interest rate equal to 2.00% per annum above the Base Rate in effect on such day.

     "Attorney Costs" means and includes all reasonable fees and disbursements of any law firm or other external counsel.

     "Bankruptcy Code" means the United States Bankruptcy Reform Act of 1978 (11 U.S.C.Section 101, et seq.), as amended from time to time.

     "Base Rate" means, for any day, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the higher of:

          (a) the rate of interest in effect for such day as publicly announced from time to time by PNC in Pittsburgh, Pennsylvania as its "prime rate." Such "prime rate" is set by PNC based upon various factors, including PNC's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate, and

          (b) 0.50% per annum above the latest Federal Funds Rate.

     "Base Rate Portion of Capital" shall mean a Portion of Capital, the Discount with respect to which is calculated at a per annum rate based on the interest rate determined by reference to the Base Rate.

     "BBA" means the British Bankers' Association.

     "Benefit Plan" means any employee benefit pension plan as defined in
Section 3(2) of ERISA in respect of which the Seller, any Originator, Peabody or any ERISA Affiliate is, or at any time during the immediately preceding six years was, an "employer" as defined in Section 3(5) of ERISA.

     "Business Day" means any day (other than a Saturday or Sunday) on which:
(a) banks are not authorized or required to close in New York City, New York, or Pittsburgh, Pennsylvania and (b) if this definition of "Business Day" is utilized in connection with the Euro-Rate, dealings are carried out in the London interbank market.

     "Capital" means the aggregate amounts paid to the Seller in connection with Funded Purchases in respect of the Purchased Interest by the Purchasers pursuant to Section 1.2 of the Agreement (including Section 1.2(e)), as reduced from time to time by Collections distributed and applied on account of such Capital pursuant to Section 1.4(d) of the Agreement; provided, that if such Capital shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Capital shall be increased by the amount of such rescinded or returned distribution as though it had not been made.

     "Change in Control" means (a) Peabody ceases to own, directly or indirectly, 100% of the membership interests of the Seller free and clear of all Adverse Claims; (b) a "Change in Control" (as defined in the Senior Notes Indenture as in effect on September 30, 2005); (c) with respect to any Material Originator, Peabody ceases to be the beneficial owner (as defined in Rules 13(d)-3 and 13(d)-5 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of at least 75% of the outstanding shares of voting securities of such Material

Originator without the prior written consent of the Administrator, such consent not to be unreasonably withheld; or (d) Peabody ceases to have beneficial ownership (as defined in clause (c)), directly or indirectly, of 100% of the outstanding shares of voting securities of Peabody Holding Company, Inc.

     "Closing Date" means September 30, 2005.

     "Collateral" shall have the meaning set forth in Section 1.1 of the Sale Agreement.

     "Collections" means, with respect to any Pool Receivable: (a) all funds that are received by any Originator, Peabody, the Seller or the Servicer in payment of any amounts owed in respect of such Receivable (including purchase price, finance charges, interest and all other charges), or applied to amounts owed in respect of such Receivable (including insurance payments and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Obligor or any other Person directly or indirectly liable for the payment of such Pool Receivable and available to be applied thereon), (b) all amounts deemed to have been received pursuant to
Section 1.4(e) of the Agreement and (c) all other proceeds of such Pool Receivable.

     "Commitment" shall mean, as to any LC Participant, its commitment to make participation advances and/or share in draws, in each case, under Letters of Credit up to that dollar amount set forth as the "Commitment" under its name on the signature pages to the Agreement (or, as applicable, set forth in any amendment thereto or set forth in any assignment agreement entered into pursuant to Section 5.3 as such dollar amount may be reduced pursuant to Section 1.1(b) of the Agreement, and "Commitments" shall mean the aggregate commitments of the LC Participants to make participating advances in the Letters of Credit up to the Purchase Limit (or, if less, the amount permitted under Section 1.1(a)).

     "Company Note" has the meaning set forth in Section 3.1 of the Sale Agreement.

     "Concentration Percentage" means: (a) for any Group A Obligor, 15%, (b) for any Group B Obligor, 7.5%, (c) for any Group C Obligor 5.0% and (d) for any Group D Obligor, 3.0%.

     "Concentration Reserve" means the product of (a) the Capital plus the LC Participation Amount, and (b)(i) the Concentration Reserve Percentage divided by
(ii) 1 minus the Concentration Reserve Percentage.

     "Concentration Reserve Percentage" means the (a) largest of the following
(i) the sum of the five (5) largest Group D Obligor Receivables balances (up to the Concentration Percentage for each Obligor), (ii) the sum of the three (3) largest Group C Obligor Receivables balances (up to the Concentration Percentage for each Obligor), (iii) the sum of the two (2) largest Group B Obligor Receivables balances (up to the Concentration Percentage for each Obligor), and
(iv) the one (1) largest Group A Obligor Receivables balance (up to the Concentration Percentage for such Obligor), divided by (b) the Eligible Receivables.

     "Contract" means, with respect to any Receivable, any and all contracts, instruments, agreements, leases, invoices, notes or other writings pursuant to which such Receivable arises or that evidence such Receivable or under which an Obligor becomes or is obligated to make payment in respect of such Receivable.

     "Contribution Agreement" means that certain Contribution Agreement dated as of February 20, 2002 by and between the Contributor and the Seller, as the same may be amended from time to time.

     "Contribution Indemnified Amounts" has the meaning set forth in Section 7.1 of the Contribution Agreement.

     "Contribution Indemnified Party" has the meaning set forth in Section 7.1 of the Contribution Agreement.

     "Contribution Termination Date" has the meaning set forth in Section 1.3 of the Contribution Agreement.

     "Contribution Termination Event" has the meaning set forth in Section 6.1 of the Contribution Agreement.

     "Contributor" means Peabody Energy Corporation, a Delaware corporation.

     "CP Rate" for any Settlement Period for any Portion of Capital means a rate calculated by the Administrator equal to: (a) the rate (or if more than one rate, the weighted average of the rates) at which Notes of the Issuer on each day during such period have been outstanding; provided, that if such rate(s) is a discount rate(s), then the CP Rate shall be the rate (or if more than one rate, the weighted average of the rates) resulting from converting such discount rate(s) to an interest-bearing equivalent rate plus (b) the commissions and charges charged by such placement agent or commercial paper dealer with respect to such Notes, expressed as a percentage of the face amount of such Notes and converted to an interest-bearing equivalent rate per annum. Notwithstanding the foregoing, the "CP Rate" for any day while a Termination Event exists shall be an interest rate equal to 2% above the Base Rate in effect on such day.

     "Credit Agreement" means that certain Second Amended and Restated Credit Agreement, dated as of March 21, 2003, among Peabody, as borrower, the several lenders from time to time parties thereto, Fleet Securities, Inc., Wachovia Securities, Inc. and Lehman Brothers Inc., as arrangers, the various other parties thereto, and Fleet National Bank, as administrative agent, and shall include, except as otherwise expressly provided herein, such agreement as amended, restated and/or otherwise modified from time to time in accordance with the terms thereof, and any extension, replacement, substitution, and/or refinancing thereof.

     "Credit and Collection Policy" means, as the context may require, those receivables credit and collection policies and practices of the Originators in effect on the date of the Agreement and described in Schedule I to the Agreement, as modified in compliance with the Agreement.

     "Cut-off Date" has the meaning set forth in the Sale Agreement.

     "Days' Sales Outstanding" means, at any time, an amount computed as of the last day of each calendar month equal to: (a) the average of the Outstanding Balance of all Pool Receivables as of the last day of each of the three most recent calendar months ended on the last day of such calendar month divided by
(b) (i) the aggregate credit sales made by the Originators during the three calendar months ended on or before the last day of such calendar month divided by (ii) 90.

     "Debt" means: (a) indebtedness for borrowed money, (b) obligations evidenced by bonds, debentures, notes or other similar instruments, (c) obligations to pay the deferred purchase price of property or services, (d) obligations as lessee under leases that shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, and (e) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (d).

     "Defaulted Receivable" means a Receivable:

               (a) as to which any payment, or part thereof, remains unpaid for more than 60 days from the due date for such payment (which shall be determined without regard to any credit memos or credit balances available to the Obligor), or

               (b) without duplication (i) as to which an Insolvency Proceeding shall have occurred with respect to the Obligor thereof or any other Person obligated thereon or owning any Related Security with respect thereto, or (ii) that has been written off the Seller's books as uncollectible.

     "Default Ratio" means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of each calendar month by dividing: (a) the aggregate Outstanding Balance of all Pool Receivables that became Defaulted Receivables during such month (other than Receivables that became Defaulted Receivables as a result of an Event of Bankruptcy with respect to the Obligor thereof during such month), by (b) the aggregate credit sales made by the Originators during the month that is three calendar months before such month.

     "Delinquency Ratio" means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of each calendar month by dividing: (a) the aggregate Outstanding Balance of all Pool Receivables that were Delinquent Receivables on such day by
(b) the aggregate Outstanding Balance of all Pool Receivables on such day.

     "Delinquent Receivable" means a Receivable as to which any payment, or part thereof, remains unpaid for more than 60 days from the due date for such payment.

     "Dilution Horizon" means, for any calendar month, the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/l000th of 1% rounded upward) computed as of the last day of such calendar month of: (a) the aggregate credit sales made by the Originators during the two most recent calendar months to (b) the Net Receivables Pool Balance at the last day of the most recent calendar month.

     "Dilution Ratio" means the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward), computed as of the last day of each calendar month by dividing: (a) the aggregate amount of payments required to be made by the Seller pursuant to Section 1.4(e)(i) of the Agreement during such calendar month by (b) the aggregate credit sales made by the Originators during the month that is one month prior to the current month.

     "Dilution Reserve" means, on any date, an amount equal to: (a) the sum of the Capital plus the LC Participation Amount at the close of business of the Seller on such date multiplied by (b) (i) the Dilution Reserve Percentage on such date, divided by (ii) 100% minus the Dilution Reserve Percentage on such date.

     "Dilution Reserve Percentage" means on any date, the product of (i) the Dilution Horizon multiplied by (ii) the sum of (x) 2.25 times the average of the Dilution Ratio for the twelve most recent calendar months and (y) the Spike Factor.

     "Discount" means:

          (a) for the Portion of Capital for any Settlement Period to the extent the Issuer will be funding such Portion of Capital during such Settlement Period through the issuance of Notes:

                                CPR x C x ED/360

          (b) for the Portion of Capital for any Settlement Period to the extent the Issuer will not be funding such Portion of Capital during such Settlement Period through the issuance of Notes or, to the extent the LC Bank and/or any LC Participant has made a Funded Purchase, in connection with any drawing under a Letter of Credit, which accrues Discount pursuant to Section 1.2(e) of the Agreement:

                              AR x C x ED/Year + TF

     where:

          AR   = the Alternate Rate for the Portion of Capital for such
                 Settlement Period,

          C    = the Portion of Capital during such Settlement Period,

          CPR  = the CP Rate for the Portion of Capital for such Settlement
                 Period,

          ED   = the actual number of days during such Settlement Period,

          Year = if such Portion of Capital is funded based upon: (i) the Euro-Rate, 360 days, and (ii) the Base Rate, 365 or 366 days, as applicable, and

          TF   = the Termination Fee, if any, for the Portion of Capital for
                 such Settlement Period;

provided, that no provision of the Agreement shall require the payment or permit the collection of Discount in excess of the maximum permitted by applicable law; and provided further, that Discount for the Portion of Capital shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

     "Drawing Date" has the meaning set forth in Section 1.14 of the Agreement.

     "Eligible Assignee" means any bank or financial institution acceptable to the LC Bank and the Administrator.

     "Eligible Receivable" means, at any time, a Pool Receivable:

          (a) the Obligor of which is (i) a United States resident or if such Obligor is not a United States resident: (A) such Pool Receivable must result from goods sold and shipped from the Originator in the United States and payment for such goods must be denominated and payable only in U.S. dollars and payable to an Originator at a Lock-Box Account, (B) if such Obligor is a resident of Canada, the total of all Eligible Receivables the Obligors of which are Canadian residents does not exceed 3% (or, if at any time the foreign currency rating of Canada falls below A by Standard & Poor's or A2 by Moody's, 2%) of all Eligible Receivables and (C) if such Obligor is neither a U.S. nor a Canadian resident, the total of all Eligible Receivables the Obligors of which are both non-U.S. and non-Canadian residents does not exceed 5% of all Eligible Receivables, (ii) not a government or a governmental subdivision, affiliate or agency, except that up to 3% of all Eligible Receivables may consist of Receivables the Obligors of which are governments, governmental subdivisions, affiliates or agencies, provided, however, that TVA shall not be subject to the restrictions of this subsection (ii), (iii) not subject to any action of the type described in paragraph (f) of Exhibit V to the Agreement, (iv) not an Affiliate of Peabody or any other Originator, and (v) not an Obligor as to which the Administrator, in its reasonable business judgment, has notified the Seller that such Obligor is not acceptable,

          (b) that is denominated and payable only in U.S. dollars in the United States to the Originator at a Lockbox Account,

          (c) that does not have a stated maturity which is more than 60 days after the original invoice date of such Receivable,

          (d) that arises under a duly authorized Contract for the sale and delivery of goods or services in the ordinary course of the Originator's business,

          (e) that arises under a duly authorized Contract that is in full force and effect and that is a legal, valid and binding obligation of the related Obligor, enforceable against such Obligor in accordance with its terms,

          (f) that conforms in all material respects with all applicable laws, rulings and regulations in effect,

          (g) that is not the subject of any asserted dispute, offset, hold back defense, Adverse Claim or other claim, provided, that, with respect to any Receivable which is subject to any such a claim, the amount of such Receivable which shall be treated as an Eligible Receivable shall equal the excess of the amount of such Receivable over the amount of such claim asserted by or available to the account party or other obligor,

          (h) that satisfies all applicable requirements of the applicable Credit and Collection Policy,

          (i) that has not been modified, waived or restructured since its creation, except as permitted pursuant to Section 4.2 of the Agreement,

          (j) in which the Seller owns good and marketable title, free and clear of any Adverse Claims, and that is freely assignable by the Seller (including without any consent of the related Obligor),

          (k) for which the Administrator (on behalf of the Purchasers) shall have a valid and enforceable undivided percentage ownership or security interest, to the extent of the Purchased Interest, and a valid and enforceable first priority perfected security interest therein and in the Related Security and Collections with respect thereto, in each case free and clear of any Adverse Claim,

          (l) that constitutes an account as defined in the UCC, and that is not evidenced by instruments or chattel paper,

          (m) that is neither a Defaulted Receivable nor a Delinquent
     Receivable,

          (n) for which neither the Originator thereof, the Seller nor the Servicer has established any offset arrangements with the related Obligor,

          (o) for which Defaulted Receivables of the related Obligor do not exceed 25% of the Outstanding Balance of all such Obligor's Receivables,

          (p) that represents amounts earned and payable by the Obligor that are not subject to the performance of additional services by the Originator thereof, and

          (q) that is not a Receivable considered to be a "quality accrual" (as reported on the monthly Information Package), except that up to 5% of Eligible Receivables may be "quality accruals."

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

     "ERISA Affiliate" means: (a) any corporation that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as the Seller, any Originator or Peabody, (b) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with the Seller, any Originator or Peabody, or (c) a member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code) as the Seller, any Originator, any corporation described in clause (a) or any trade or business described in clause (b).

     "Euro-Rate" means with respect to any Settlement Period the interest rate per annum determined by the Administrator by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate of interest determined by the Administrator in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the London interbank market offered rates for U.S. dollars quoted by the BBA as set forth on Dow Jones Markets Service (formerly known as Telerate) (or appropriate successor or, if the BBA or its successor ceases to provide display page 3750 (or such other display page on the Dow Jones Markets Service system as may replace display page 3750) at or about 11:00 a.m. (London time) on the Business Day which is two (2) Business Days prior to the first day of such Settlement Period for an amount comparable to the Portion of Capital to be funded at the Alternate Rate and based upon the Euro-Rate during such Settlement Period by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. The Euro-Rate may also be expressed by the following formula:

     Euro-Rate = Average of London interbank offered rates quoted by BBA as shown on Dow Jones Markets Service display page 3750 or appropriate successor
                 ----------------------------------------------------
                          1.00 - Euro-Rate Reserve Percentage

where "Euro-Rate Reserve Percentage" means, the maximum effective percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including without limitation, supplemental, marginal, and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities"). The Euro-Rate shall be adjusted with respect to any Portion of Capital funded at the Alternate Rate and based upon the Euro-Rate that is outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The Administrator shall give prompt notice to the Seller of the Euro-Rate as determined or adjusted in accordance herewith (which determination shall be conclusive absent manifest error).

     "Event of Bankruptcy" means (a) any case, action or proceeding before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors or (b) any general assignment for the benefit of creditors of a Person or any composition, marshalling of assets for creditors of a Person, or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each of cases (a) and (b) undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

     "Excess Concentration" means the sum of the amounts by which the Outstanding Balance of Eligible Receivables of each Obligor then in the Receivables Pool exceeds an amount equal to: (a) the Concentration Percentage for such Obligor multiplied by (b) the Outstanding Balance of all Eligible Receivables then in the Receivables Pool.

     "Extension Request" has the meaning set forth in Section 1.10 of the Agreement.

     "Facility Termination Date" means the earliest to occur of: (a) September 16, 2009, (b) the date determined pursuant to Section 2.2 of the Agreement, (c) the date the Purchase Limit reduces to zero pursuant to Section 1.1(b) of the Agreement, (d) the date that the commitments of the Purchasers terminate under the Liquidity Agreement, (e) the Issuer shall fail to cause the amendment or modification of any Transaction Document or related opinion as required by Moody's or Standard and Poor's, and such failure shall continue for 30 days after such amendment is initially requested, (f) with respect to any LC Participant, such LC Participant's Scheduled Commitment Termination Date."

     "Federal Funds Rate" means, for any day, the per annum rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such day opposite the caption "Federal Funds (Effective)." If on any relevant day such rate is not yet published in H. 15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the "Composite 3:30 p.m. Quotations") for such day under the caption "Federal Funds Effective Rate." If on any relevant day the appropriate rate is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such day will be the arithmetic mean as determined by the Administrator of the rates for the last transaction in overnight Federal funds arranged before 9:00 a.m. (New York time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrator.

     "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

     "Fee Letter" has the meaning set forth in Section 1.5 of the Agreement.

     "Funded Purchase" shall mean a purchase or deemed purchase of undivided interests in the Purchased Interest under the Agreement which (i) is paid for in cash (other than through reinvestment of Collections pursuant to Section 1.4(b) of the Agreement), (ii) treated as a Funded Purchase pursuant to Section 1.2(e) of the Agreement and/or any of the provisions set forth in Sections 1.11 through
1.20 of the Agreement or (iii) without double counting any of the amounts described in clause (i) or (ii), above, is the result of the issuance of Notes by the Issuer, pursuant to the Agreement or otherwise, the proceeds of which are used to pay back and/or reimburse draws on the LC Bank and/or any LC Participant under any Letter of Credit, whether on, prior to or after the date any such draw is treated as or deemed to be a Funded Purchase under the Agreement.

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any court, and any Person owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     "Group A Obligor" means any Obligor with a short-term rating of at least:
(a) "A1" by Standard & Poor's, or if such Obligor does not have a short-term rating from Standard & Poor's, a rating of "A+" or better by Standard & Poor's on its long-term senior unsecured and uncredit-enhanced debt securities, and (b) "P-1" by Moody's, or if such Obligor does not have a short-term rating from Moody's, "Al" or better by Moody's on its long-term senior unsecured and uncredit-enhanced debt securities, and any Special Group A Obligor.

     "Group B Obligor" means an Obligor, not a Group A Obligor, with a short-term rating of at least: (a) "A-2" by Standard & Poor's, or if such Obligor does not have a short-term rating from Standard & Poor's, a rating of "BBB+" to "A" by Standard & Poor's on its long-term senior unsecured and uncredit-enhanced debt securities, and (b) "P-2" by Moody's, or if such Obligor does not have a short-term rating from Moody's, "Baal" to "A2" by Moody's on its long-term senior unsecured and uncredit-enhanced debt securities, and any Special Group B Obligor.

     "Group C Obligor" means an Obligor, not a Group A Obligor or a Group B Obligor, with a short-term rating of at least: (a) "A-3" by Standard & Poor's, or if such Obligor does not have a short-term rating from Standard & Poor's, a rating of "BBB-" to "BBB" by Standard & Poor's on its long-term senior unsecured and uncredit-enhanced debt securities, and (b) "P-3" by Moody's, or if such Obligor does not have a short-term rating from Moody's, "Baa3" to "Baa2" by Moody's on its long-term senior unsecured and uncredit-enhanced debt securities, and any Special Group C Obligor.

     "Group D Obligor" means any Obligor that is not a Group A Obligor, Group B Obligor or Group C Obligor, and any Special Group D Obligor.

     "Indemnified Amounts" has the meaning set forth in Section 3.1 of the Agreement.

     "Indemnified Party" has the meaning set forth in Section 3.1 of the Agreement.

     "Independent Director" has the meaning set forth in paragraph 3(c) of
Exhibit IV to the Agreement.

     "Information Package" means a report, in substantially the form of Annex A to the Agreement, furnished to the Administrator pursuant to the Agreement.

     "Insolvency Proceeding" means: (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors of a Person, composition, marshaling of assets for creditors of a Person, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each of cases (a) and
(b) undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

     "Intercreditor Agreement" means that certain Intercreditor Agreement dated as of February 20, 2002, by and between the Administrator and Bank One, NA, in its capacity as administrative agent under the Credit Agreement, as such Intercreditor Agreement may be amended, restated and/or otherwise modified from time to time in accordance with the terms thereof.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of the Internal Revenue Code also refer to any successor sections.

     "ISP98 Rules" has the meaning set forth in Section 1.12 of the Agreement.

     "Issuer" has the meaning set forth in the preamble to the Agreement.

     "LC Bank" has the meaning set forth in the preamble to the Agreement.

     "LC Collateral Account" means the account designated as the LC Collateral Account established and maintained by the Administrator (for the benefit of the LC Bank and the LC Participants), or such other account as may be so designated as such by the Administrator.

     "LC Commitment" means, the "Commitment" of each LC Participant party hereto as set forth under its name on the signature pages to the Agreement or as set forth in any assignments agreement pursuant to which it became a party hereto.

     "LC Participant" has the meaning set forth in the preamble to the Agreement.

     "LC Participation Amount" shall mean, at any time, the then aggregate face amount of the outstanding Letters of Credit.

     "Letter of Credit" shall mean any stand-by letter of credit issued by the LC Bank for the account of the Seller pursuant to the Agreement.

     "Letter of Credit Application" has the meaning set forth in Section 1.12 of the Agreement.

     "Liquidity Agent" means PNC in its capacity as the Liquidity Agent pursuant to the Liquidity Agreement.

     "Liquidity Agreement" means the Liquidity Asset Purchase Agreement, dated as of February 20, 2002, between the purchasers from time to time party thereto, the Issuer and PNC, as Administrator and Liquidity Agent, as the same maybe further amended, supplemented or otherwise modified from time to time.

     "Liquidity Bank" shall have the meaning set forth in Section 5.3(d) of the Agreement.

     "Liquidity Termination Date" has the meaning set forth in Section 1.10 of the Agreement.

     "LLC Agreement" means the First Amended and Restated Limited Liability Company Agreement of P&L Receivables Company, LLC.

     "Lock-Box Account" means an account in the name of the Seller and maintained by the Seller at a bank or other financial institution for the purpose of receiving Collections.

     "Lock-Box Agreement" means an agreement, in form and substance satisfactory to the Administrator, among the Seller, the Servicer, the Issuer and a Lock-Box Bank.

     "Lock-Box Bank" means any of the banks or other financial institutions holding one or more Lock-Box Accounts.

     "Loss Reserve" means, on any date, an amount equal to: (a) the sum of Capital plus the LC Participation Amount at the close of business of the Seller on such date multiplied by (b) (i) the Loss Reserve Percentage on such date divided by (ii) 100% minus the Loss Reserve Percentage on such date.

     "Loss Reserve Percentage" means, on any date, the product of (i) 2.25 times
(ii) the highest average of the Default Ratios for any three consecutive calendar months during the twelve most recent calendar months and (iii) (A) the aggregate credit sales made by the Originator during the four most recent calendar months divided by (B) the Net Receivables Pool Balance as of such date.

     "Majority LC Participants" shall mean LC Participants whose Pro Rata Shares aggregate 51% or more.

     "Material Adverse Effect" means with respect to any event or circumstance, a material adverse effect on:

          (a) the assets, operations, business or financial condition of (i) the Seller, or (ii) Peabody and its Subsidiaries taken as a whole,

          (b) the ability of any of the Originators, the Contributor, the Servicer, any of the Sub-Servicers, the Transferee or the Seller to perform its obligations under the Agreement or any other Transaction Document to which it is a party,

          (c) the validity or enforceability of the Agreement or any other Transaction Document, or the validity, enforceability or collectibility of a material portion of the Pool Receivables, or

          (d) the status, perfection, enforceability or priority of the Administrator's or the Seller's interest in the Pool Assets.

     "Material Originator" means any of the following at any time, so long as such Person is an Originator: (i) COALSALES II, LLC, a Delaware corporation,
(ii) Powder River Coal Company, a Delaware corporation, (iii) Peabody Western Coal Company, a Delaware corporation, (iv) Peabody Coal Company, LLC, a Delaware limited liability company, (v) Black Beauty Coal Company, an Indiana partnership and (vi) any other Originator now or hereafter party to the Sale Agreement whose Receivables represent 15% or more of the aggregate Receivables originated by the Originators in any calendar month during the immediately preceding 12 Settlement Periods.

     "Member" shall have the meaning set forth in Schedule A to the LLC
Agreement.

     "Mohave Project" means that certain joint venture that developed, built and operates the Mohave Generating Station located in Laughlin, Nevada, which joint venture is owned by Southern California Edison (56%), Nevada Power Company (14%), Salt River Project Agricultural Improvement and Power District (10%), and Department of Water and Power of Los Angeles (20%).

     "Monthly Settlement Date" means the twenty-first day of each calendar month (or the next succeeding Business Day if such day is not a Business Day), beginning March 21, 2002.

     "Moody's" means Moody's Investors Service, Inc.

     "Navajo Project" means that certain joint venture that developed, built and operates the Navajo Electric Generating Station located in Page, Arizona, which joint venture is owned by Nevada Power Company (11.3%), Salt River Project Agricultural Improvement and Power District (46%), Department of Water and Power of Los Angeles (21.2%), Arizona Public Service Co. (14%), and Tucson Gas and Electric Co. (7.5%).

     "Net Receivables Pool Balance" means, at anytime: (a) the Outstanding Balance of Eligible Receivables then in the Receivables Pool minus (b) Excess Concentration.

     "Notes" means short-term promissory notes issued, or to be issued, by the Issuer to fund its investments in accounts receivable or other financial assets.

     "Obligor" means, with respect to any Receivable, the Person obligated to make payments pursuant to the Contract relating to such Receivable.

     "Obligor Group" means any of the following: Group A Obligor, Group B Obligor, Group C Obligor or Group D Obligor.

     "Order" has the meaning set forth in Section 1.20 of the Agreement.

     "Original Agreement" has the meaning set forth in the preliminary statements of the Agreement.

     "Original Agreement Outstanding Amounts" has the meaning set forth in the preliminary statements of the Agreement.

     "Originator" and "Originators" have the meaning set forth in the Sale Agreement, as the same may be modified from time to time by adding new Originators or removing Originators, in each case with the prior written consent of the Administrator.

     "Originator Assignment Certificate" means the assignment by each Originator to the Contributor, and subsequently to the Seller, in substantially the form of Exhibit C to the Sale Agreement, evidencing Seller's ownership of the Receivables generated by the Originators, as the same may be amended, supplemented, amended and restated, or otherwise modified from time to time in accordance with the Sale Agreement.

     "Other Material Financing Agreement" has the meaning set forth in paragraph
(j) of Exhibit V of the Agreement.

     "Outstanding Balance" of any Receivable at any time means the then outstanding principal balance thereof.

     "Paydown Notice" has the meaning set forth in Section 1.4(f)(i) of the Agreement.

     "Payment Date" has the meaning set forth in Section 2.1 of the Sale Agreement.

     "Peabody" has the meaning set forth in the preamble to the Agreement.

     "Performance Reserve" means the sum of the Loss Reserve and the Dilution Reserve.

     "Permitted Lock-Box Bank" means a bank or other financial institution with minimum capital of at least $250,000.

     "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

     "PNC" has the meaning set forth in the preamble to the Agreement.

     "Pool Assets" has the meaning set forth in Section 1.2(d) of the Agreement.

     "Pool Receivable" means a Receivable in the Receivables Pool.

     "Portion of Capital" means any separate portion of Capital being funded or maintained by the Issuer (or its successors or permitted assigns) by reference to a particular interest rate basis. In addition, at any time when the Capital of the Purchased Interest is not divided into two or more such portions, "Portion of Capital" means 100% of the Capital.

     "Program Support Agreement" means and includes the Liquidity Agreement and any other agreement entered into by any Program Support Provider providing for:
(a) the issuance of one or more letters of credit for the account of the Issuer,
(b) the issuance of one or more surety bonds for which the Issuer is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, (c) the sale by the Issuer to any Program Support Provider of the Purchased Interest (or portions thereof) and/or (d) the making of loans and/or other extensions of credit to the Issuer in connection with the Issuer's Receivables-securitization program contemplated in the Agreement, together with any letter of credit, surety bond or other instrument issued thereunder (but excluding any discretionary advance facility provided by the Administrator).

     "Program Support Provider" means and includes any Liquidity Bank and any other Person (other than any customer of the Issuer) now or hereafter extending credit or having a commitment to extend credit to or for the account of, or to make purchases from, the Issuer pursuant to any Program Support Agreement.

     "Pro Rata Share" shall mean, as to any LC Participant, a fraction, the numerator of which equals the Commitment of such LC Participant at such time and the denominator of which equals the aggregate of the Commitments of all LC Participant at such time.

     "Purchase and Sale Indemnified Amounts" has the meaning set forth in
Section 9.1 of the Sale Agreement.

     "Purchase and Sale Indemnified Party" has the meaning set forth in Section
9.1 of the Sale Agreement.

     "Purchase and Sale Termination Date" has the meaning set forth in Section
1.4 of the Sale Agreement.

     "Purchase and Sale Termination Event" has the meaning set forth in Section
8.1 of the Sale Agreement.

     "Purchase Facility" has the meaning set forth in Section 1.1 of the Sale Agreement.

     "Purchase Limit" means $225,000,000, as such amount may be reduced pursuant to Section 1.1 (b) of the Agreement. References to the unused portion of the Purchase Limit shall mean, at any time, the Purchase Limit minus the sum of the then aggregate outstanding Capital plus the LC Participation Amount.

     "Purchase Notice" has the meaning set forth in Section 1.2(a) of the Agreement.

     "Purchase Price" has the meaning set forth in Section 2.1 of the Sale Agreement.

     "Purchase Report" has the meaning set forth in Section 2.1 of the Sale Agreement.

     "Purchased Interest" means, at any time, the undivided percentage ownership interest in: (a) each and every Pool Receivable now existing or hereafter arising, (b) all Related Security with respect to such Pool Receivables and (c) all Collections with respect to, and other proceeds of, such Pool Receivables and Related Security. Such undivided percentage interest shall be computed as:

               Capital + LC Participation Amount + Total Reserves
               --------------------------------------------------
                          Net Receivables Pool Balance

The Purchased Interest shall be determined from time to time pursuant to Section
1.3 of the Agreement.

     "Purchasers" means the Issuer, the LC Bank and each LC Participant.

     "Purchasers' Share" of any amount means such amount multiplied by the Purchased Interest at the time of determination.

     "Receivable" means any indebtedness and other obligations owed to the Seller (as assignee of the Contributor and each Originator), the Contributor or any Originator by, or any right of the Seller, the Contributor or any Originator to payment from or on behalf of, an Obligor, whether constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale of goods or the rendering of services by any Originator, and includes the obligation to pay any finance charges, fees and other charges with respect thereto. Indebtedness and other obligations arising from any one transaction, including indebtedness and other obligations represented by an individual invoice or agreement, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other obligations arising from any other transaction.

     "Receivables Pool" means, at any time, all of the then outstanding Receivables purchased by the Contributor pursuant to the Sale Agreement prior to the Facility Termination Date.

     "Reference Bank" means PNC.

     "Reimbursement Obligation" has the meaning set forth in Section 1.14 of the Agreement.

     "Related Rights" has the meaning set forth in Section 1.1 of the Sale Agreement.

     "Related Security" means, with respect to any Receivable:

          (a) all of the Seller's, the Contributor's and each Originator's interest in any goods (including returned goods), and documentation of title evidencing the shipment or storage of any goods (including returned goods), relating to any sale giving rise to such Receivable,

          (b) all instruments and chattel paper that may evidence such Receivable,

          (c) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all UCC financing statements or similar filings relating thereto, and

          (d) all of the Seller's, the Contributor's and each Originator's rights, interests and claims under the Contracts and all guaranties, indemnities, insurance and other agreements (including the related Contract) or arrangements of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable, whether pursuant to the Contract related to such Receivable or otherwise.

     "Required LC Participants" shall mean the LC Participants whose Pro Rata Shares aggregate 66 2/3% or more.

     "Response Date" has the meaning set forth in Section 1.10 of the Agreement.

     "Responsible Officer" means, with respect to each Originator, the Contributor, the Servicer, the Transferee and the Seller, any president, vice president, treasurer, assistant treasurer, secretary, assistant secretary, chief financial officer, controller or any other officer of any such Person charged with the responsibility for administration of any Transaction Document.

     "Restricted Payments" has the meaning set forth in Section 1(n) of Exhibit IV of the Agreement.

     "Sale Agreement" means the Purchase and Sale Agreement, dated as of February 20, 2002, between the Contributor and the Originators as such agreement may be amended, amended and restated, supplemented or otherwise modified from time to time.

     "Scheduled Commitment Termination Date" means with respect to the LC Bank and any LC Participant, initially September 29, 2006, as such date may be extended from time to time in the sole discretion of the LC Bank or such LC Participant, as the case may be.

     "Seller" has the meaning set forth in the preamble to the Agreement.

     "Seller's Share" of any amount means the greater of: (a) $0 and (b) such amount minus the Purchasers' Share.

     "Senior Notes Indenture" means that certain Indenture, dated as of March 31, 2003, among Peabody, the guarantors named therein, and U.S. Bank National Association, as trustee.

     "Servicer" has the meaning set forth in the preamble to the Agreement.

     "Servicer Note" shall mean that certain Promissory Note dated February 20, 2002 made by Peabody in favor of the Seller, as the same may be amended from time to time.

     "Servicing Fee" shall mean the fee referred to in Section 4.6 of the Agreement.

     "Servicing Fee Rate" shall mean the rate referred to in Section 4.6 of the Agreement.

     "Settlement Date" means with respect to any Portion of Capital for any Settlement Period, (i) prior to the Facility Termination Date, the Monthly Settlement Date and (ii) on and after the Facility Termination Date, each day selected from time to time by the Administrator (it being understood that the Administrator may select such Settlement Date to occur as frequently as daily), or, in the absence of such selection, the Monthly Settlement Date.

     "Settlement Period" means: (a) before the Facility Termination Date: (i) initially the period commencing on the date of the initial purchase pursuant to
Section 1.2 of the Agreement (or in the case of any fees payable hereunder, commencing on the Closing Date) and ending on (but not including) the second Business Day prior to the next Monthly Settlement Date, and

(ii) thereafter, each period commencing on the second Business Day prior to such Monthly Settlement Date and ending on (but not including) the second Business Day prior to the next Monthly Settlement Date, and (b) on and after the Facility Termination Date: such period (including a period of one day) as shall be selected from time to time by the Administrator or, in the absence of any such selection, each period of 30 days from the last day of the preceding Settlement Period.

     "Similar Businesses" means coal production, coal mining, coal brokering, coal transportation, mine development, power marketing, electricity generation, power/ energy sales and trading, energy transactions/ asset restructurings, risk management products associated with energy, fuel/ power integration and other energy related businesses, ash disposal, environmental remediation, coal, natural gas, petroleum or other fossil fuel exploration, production, marketing, transportation and distribution and other related businesses, and activities of Peabody and its Subsidiaries as of the Closing Date and any business or activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto.

     "Solvent" means, with respect to any Person at any time, a condition under which:

          (i) the fair value and present fair saleable value of such Person's total assets is, on the date of determination, greater than such Person's total liabilities (including contingent and unliquidated liabilities) at such time;

          (ii) the fair value and present fair saleable value of such Person's assets is greater than the amount that will be required to pay such Person's probable liability on its existing debts as they become absolute and matured ("debts," for this purpose, includes all legal liabilities, whether matured or unmatured, liquidated or unliquidated, absolute, fixed, or contingent);

          (iii) such Person is and shall continue to be able to pay all of its liabilities as such liabilities mature; and

          (iv) such Person does not have unreasonably small capital with which to engage in its current and in its anticipated business.

     For purposes of this definition:

          (A) the amount of a Person's contingent or unliquidated liabilities at any time shall be that amount which, in light of all the facts and circumstances then existing, represents the amount which can reasonably be expected to become an actual or matured liability;

          (B) the "fair value" of an asset shall be the amount which may be realized within a reasonable time either through collection or sale of such asset at its regular market value;

          (C) the "regular market value" of an asset shall be the amount which a capable and diligent business person could obtain for such asset from an interested buyer who is willing to Purchase such asset under ordinary selling conditions; and

          (D) the "present fair saleable value" of an asset means the amount which can be obtained if such asset is sold with reasonable promptness in an arm's-length transaction in an existing and not theoretical market.

     "Special Member" shall have the meaning set forth in Schedule A to the LLC Agreement.

     "Special Obligor" means each of the Navajo Project and the Mohave Project (each, a "Project"), for so long as, with respect to each Project, (a) the agreement among the project participants requires that upon the default of any participant, the non-defaulting participants are required to cure any such default, and (b) Peabody represents and warrants that, to its knowledge, the statement set forth in subsection (a) above is true, complete and correct. Each Project shall be deemed to be a "Special Group A Obligor" hereunder for so long as such Project has at least one project participant with the rating of a Group A Obligor; each Project shall be deemed to be a "Special Group B Obligor" hereunder for so long as such Project has at least one project participant with the rating of a Group B Obligor (but no project participants with the rating of a Group A Obligor); each Project shall be deemed to be a "Special Group C Obligor" hereunder for so long as such Project has at least one project participant with the rating of a Group C Obligor (but no project participants with the rating of a Group A Obligor or a Group B Obligor); and each Project shall be deemed to be a "Special Group D Obligor" hereunder for so long as such Project has no project participants with the rating of a Group A Obligor, a Group B Obligor or a Group C Obligor.

     "Special Obligor Group" means any one of the following: Special Group A Obligor, Special Group B Obligor, Special Group C Obligor, or Special Group D Obligor.

     "Spike Factor" means, for any calendar month, (a) the positive difference, if any, between: (i) the highest Dilution Ratio for any one calendar month during the twelve most recent calendar months and (ii) the arithmetic average of the Dilution Ratios for such twelve months times (b) (i) the highest Dilution Ratio for any one calendar month during the twelve most recent calendar months divided by (ii) the arithmetic average of the Dilution Ratios for such twelve months.

     "Standard & Poor's" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

     "Sub-Servicer" has the meaning set forth in Section 4.1 of the Agreement.

     "Subsidiary" means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock of each class or other interests having ordinary voting power (other than stock or other interests having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors or other managers of such entity are at the time owned, or management of which is otherwise controlled: (a) by such Person, (b) by one or more Subsidiaries of such Person or (c) by such Person and one or more Subsidiaries of such Person.

     "Termination Day" means: (a) each day on which the conditions set forth in
Section 2 of Exhibit II to the Agreement are not satisfied or (b) each day that occurs on or after the Facility Termination Date.

     "Termination Event" has the meaning specified in Exhibit V to the Agreement.

     "Termination Fee" means, for any Settlement Period during which a Termination Day occurs, the amount, if any, by which: (a) the additional Discount (calculated without taking into account any Termination Fee or any shortened duration of such Settlement Period pursuant to the definition thereof) that would have accrued during such Settlement Period on the reductions of Capital relating to such Settlement Period had such reductions not been made, exceeds (b) the income, if any, received by the Issuer from investing the proceeds of such reductions of Capital, as determined by the Administrator, which determination shall be binding and conclusive for all purposes, absent manifest error.

     "Total Leverage Certificate" means each certificate of Peabody in substantially the form of Annex F delivered pursuant to Section 2(1)(iii) of
Exhibit IV to the Agreement.

     "Total Reserves" means, at any time the sum of: (a) the Yield Reserve, plus the greater of (b) (i) the Performance Reserve, or (ii) the Concentration Reserve.

     "Transaction Documents" means the Agreement, the Lock-Box Agreements, the Fee Letter, the Sale Agreement, the Contribution Agreement, the Intercreditor Agreement, the Servicer Note, and all other certificates, instruments, UCC financing statements, reports, notices, agreements and documents executed or delivered under or in connection with the Agreement, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with the Agreement.

     "TVA" means Tennessee Valley Authority, an Obligor of the Originators.

     "UCC" means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.

     "UCP 500" has the meaning set forth in Section 1.12 of the Agreement.

     "Unmatured Contribution Termination Event" means any event which, with the giving of notice or lapse of time, or both, would become a Contribution Termination Event.

     "Unmatured Purchase and Sale Termination Event" means any event which, with the giving of notice or lapse of time, or both, would become a Purchase and Sale Termination Event.

     "Unmatured Termination Event" means an event that, with the giving of notice or lapse of time, or both, would constitute a Termination Event.

     "Yield Reserve" means, on any date, an amount equal to: (a) the sum of the Capital plus the LC Participation Amount at the close of business of the Seller on such date multiplied by (b) (i) the Yield Reserve Percentage on such date divided by (ii) 100% minus the Yield Reserve Percentage on such date.

     "Yield Reserve Percentage" means at any time:

                              (BR+SFR) x l.5 x DSO
                              --------
                                 360

     where:

            BR  = the Base Rate computed for the most recent Settlement Period,

            DSO = Days' Sales Outstanding, and

            SFR = the Servicing Fee Rate

     Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of Illinois, and not specifically defined herein, are used herein as defined in such Article 9. Unless the context otherwise requires, "or" means "and/or," and "including" (and with correlative meaning "include" and "includes") means including without limiting the generality of any description preceding such term.

                                   EXHIBIT II
                             CONDITIONS OF PURCHASES

     1. Conditions Precedent to Initial Purchase. The Initial Purchase under this Agreement is subject to the following conditions precedent that the Administrator shall have received on or before the date of such purchase, each in form and substance (including the date thereof) satisfactory to the
Administrator:

     (a) A counterpart of the Agreement and the other Transaction Documents executed by the parties thereto.

     (b) Certified copies of: (i) the resolutions of the Board of Directors of each of the Seller, the Originators and Peabody authorizing the execution, delivery and performance by the Seller, the Originators and Peabody, as the case may be, of the Agreement and the other Transaction Documents to which it is a party; (ii) all documents evidencing other necessary corporate or organizational action and governmental approvals, if any, with respect to the Agreement and the other Transaction Documents and (iii) the certificate of incorporation and by-laws or limited liability company agreement, as applicable, of the Seller, the Originators and Peabody.

     (c) A certificate of the Secretary or Assistant Secretary of the Seller, each of the Originators and Peabody certifying the names and true signatures of its officers who are authorized to sign the Agreement and the other Transaction Documents to which it is a party. Until the Administrator receives a subsequent incumbency certificate from the Seller, the Originators or Peabody, as the case may be, the Administrator shall be entitled to rely on the last such certificate delivered to it by the Seller, the Originators or Peabody, as the case may be.

     (d) Proper financing statements (Forms UCC-1 and UCC-3), duly executed on or before the date of such initial purchase suitable for filing under the UCC of all jurisdictions that the Administrator may deem necessary or desirable in order to perfect the interests of the Seller and the Administrator (for the benefit of the Purchasers) contemplated by the Agreement, the Contribution Agreement and the Sale Agreement.

     (e) Proper financing statements (Form UCC-3), duly executed and suitable for filing under the UCC of all jurisdictions that the Administrator may deem, if any, necessary or desirable to release all security interests and other rights of any Person in the Receivables, Contracts or Related Security previously granted by the Originators, Peabody or the Seller.

     (f) [Intentionally Omitted].

     (g) Favorable opinions, in form and substance reasonably satisfactory to the Administrator, of: (i) Thompson Coburn, counsel for the Seller, the Originators, and Peabody, and (ii) Jeffery L. Klinger, General Counsel to the Seller, the Originators and Peabody.

     (h) [Intentionally Omitted].

     (i) A pro forma Information Package representing the performance of the Receivables Pool for the calendar month before closing.

     (j) Evidence of payment by the Seller of all accrued and unpaid fees (including those contemplated by the Fee Letter), costs and expenses to the extent then due and payable on the date thereof, including any such costs, fees and expenses arising under or referenced in Section 5.4 of the Agreement and the Fee Letter.

     (k) The Fee Letter duly executed by the Seller and the Servicer.

     (l) Good standing certificates with respect to each of the Seller, the Originators, and Peabody issued by the Secretary of State (or similar official) of the state of each such Person's organization or formation and principal place of business.

     (m) The Liquidity Agreement and all other Transaction Documents duly executed by the parties thereto.

     (n) All information with respect to the Receivables as the Administrator or the Purchasers may reasonably request.

     (o) Such other approvals, opinions or documents as the Administrator or the Purchasers may reasonably request.

     2. Conditions Precedent to All Funded Purchases, Issuances of Letters of Credit and Reinvestments. Each Funded Purchase (including the initial Funded Purchase) and the issuance of any Letters of Credit and each reinvestment shall be subject to the further conditions precedent that:

     (a) in the case of each Funded Purchase and the issuance of any Letters of Credit, the Servicer shall have delivered to the Administrator on or before such purchase or issuance, as the case may be, in form and substance satisfactory to the Administrator, a completed pro forma Information Package to reflect the level of Capital, the LC Participation Amount and related reserves and the calculation of the Purchased Interest after such subsequent purchase or issuance, as the case may be, and a completed Purchase Notice in the form of Annex B; and

     (b) on the date of such Funded Purchase, issuance or reinvestment, as the case may be, the following statements shall be true (and acceptance of the proceeds of such Funded Purchase, issuance or reinvestment shall be deemed a representation and warranty by the Seller that such statements are then true):

          (i) the representations and warranties contained in Exhibit III to the Agreement are true and correct in all material respects on and as of the date of such Funded Purchase, issuance or reinvestment as though made on and as of such date;

          (ii) no event has occurred and is continuing, or would result from such Funded Purchase, issuance or reinvestment, that constitutes a Termination Event;

          (iii) solely in the case of any purchase (but not reinvestment), no Unmatured Termination Event shall exist and be continuing; and

          (iv) the sum of the Capital plus the LC Participation Amount, after giving effect to any such Funded Purchase, issuance or reinvestment, as the case may be, shall not exceed the Purchase Limit.

                                   EXHIBIT III
                         REPRESENTATIONS AND WARRANTIES

     1. Representations and Warranties of the Seller. The Seller represents and warrants as follows:

     (a) The Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business and is in good standing as a foreign limited liability company in every jurisdiction where the nature of its business requires it to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect.

     (b) The execution, delivery and performance by the Seller of the Agreement and the other Transaction Documents to which it is a party, including its use of the proceeds of purchases and reinvestments: (i) are within its organizational powers; (ii) have been duly authorized by all necessary organizational action;
(iii) do not contravene or result in a default under or conflict with: (A) its certificate of formation or any other organizational document of the Seller, (B) any law, rule or regulation applicable to it, (C) any indenture, loan agreement, mortgage, deed of trust or other material agreement or instrument to which it is a party or by which it is bound, or (D) any order, writ, judgment, award, injunction or decree binding on or affecting it or any of its property; and (iv) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties. The Agreement and the other Transaction Documents to which it is a party have been duly executed and delivered by the Seller.

     (c) No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or other Person is required for its due execution, delivery and performance by the Seller of the Agreement or any other Transaction Document to which it is a party, other than the Uniform Commercial Code filings referred to in Exhibit II to the Agreement, all of which shall have been filed on or before the date of the first purchase hereunder.

     (d) Each of the Agreement and the other Transaction Documents to which the Seller is a party constitutes its legal, valid and binding obligation enforceable against the Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws from time to time in effect affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     (e) There is no pending or, to Seller's best knowledge, threatened action or proceeding affecting Seller or any of its properties before any Governmental Authority or arbitrator.

     (f) No proceeds of any purchase or reinvestment will be used to acquire any equity security of a class that is registered pursuant to Section 12 of the Securities Exchange Act of 1934.


                                      III-1

     (g) The Seller is the legal and beneficial owner of, and has good and marketable title to, the Pool Receivables, the Lock-Box Accounts (and related lock-boxes) and Related Security, free and clear of any Adverse Claim. Upon each purchase or reinvestment, the Administrator shall acquire a valid and enforceable perfected undivided percentage ownership or security interest, to the extent of the Purchased Interest, in each Pool Receivable then existing or thereafter arising and in the Related Security, Collections and other proceeds with respect thereto, free and clear of any Adverse Claim. The Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in favor of the Administrator in the Pool Assets and the Lock-Box Accounts (and related lock-boxes), which security interest is prior to all other Adverse Claims, and is enforceable as such against creditors of and purchasers from the Seller. The Pool Assets constitute "accounts", "general intangibles" or "tangible chattel paper" within the meaning of the applicable UCC. Each Lock-Box Account constitutes a "deposit account: within the meaning of the applicable UCC. The Seller has caused or will have caused, within ten (10) days, the filing of all appropriate UCC financing statements in the proper filing offices in the appropriate jurisdictions under applicable laws in order to perfect the security interest in the Pool Assets and the Lock-Box Accounts (and related lock-boxes) granted to the Issuer hereunder. Other than the security interest granted to the Issuer pursuant to this Agreement, Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Pool Assets or the Lock-Box Accounts (and related lock-boxes). Seller has not authorized the filing of and is not aware of any UCC financing statements against Seller that include a description of collateral covering the Pool Assets, other than any UCC financing statement relating to the security interest granted to the Administrator hereunder or that has been terminated. Seller is not aware of any judgment, ERISA or tax lien filings against the Seller. With respect to any Pool Receivable that constitutes "tangible chattel paper", the Servicer is in possession of the original copies of the tangible chattel paper that constitutes or evidences such Pool Receivables, and the Seller has filed or has caused to be filed within ten (10) days after the date hereof the financing statements described in this section above, each of which will contain a statement that "A purchase of or a grant of a security interest in any property described in this financing statement will violate the rights of the Administrator." The Pool Receivables to the extent they are evidenced by "tangible chattel paper" do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Seller or the Issuer.

     (h) Each Information Package (if prepared by the Seller or one of its Affiliates, or to the extent that information contained therein is supplied by the Seller or one of its Affiliates), information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by or on behalf of the Seller to the Administrator in connection with the Agreement or any other Transaction Document to which it is a party is or will be complete and accurate in all material respects as of its date or (except as otherwise disclosed to the Administrator at such time) as of the date so furnished.

     (i) The Seller's principal place of business, chief executive office and state of formation (as such terms are used in the UCC) and the office where it keeps its records concerning the Receivables are located at the address referred to in Sections l(b) and 2(b) of Exhibit IV to the Agreement.


                                      III-2

     (j) The names and addresses of all the Lock-Box Banks, together with the account numbers of the Lock-Box Accounts at such Lock-Box Banks, are specified in Schedule II to the Agreement (or at such other Lock-Box Banks and/or with such other Lock-Box Accounts as have been notified to the Administrator in accordance with the Agreement) and all Lock-Box Accounts are subject to Lock-Box Agreements. With respect to all Lock-Box Accounts (and related lock-boxes), the Seller has delivered to the Administrator, on behalf of the Purchasers, a fully executed Lock-Box Agreement pursuant to which the applicable Lock-Box Bank has agreed, following the occurrence and continuation of a Termination Event, to comply with all instructions given by the Administrator with respect to all funds on deposit in such Lock-Box Account (and all funds sent to the respective lock-box), without further consent by the Seller or the Servicer. None of the Lock-Box Accounts (and the related lock-boxes) are in the name of any Person other than the Seller or the Administrator (on behalf of the Purchasers). The Seller has not consented to any Lock-Box Bank's complying with instructions of any person other than the Administrator.

     (k) The Seller is not in violation of any order of any court, arbitrator or Governmental Authority.

     (l) Neither the Seller nor any of its Affiliates has any direct or indirect ownership or other financial interest in the Issuer.

     (m) No proceeds of any purchase or reinvestment will be used for any purpose that violates any applicable law, rule or regulation, including Regulations T, U or X of the Federal Reserve Board.

     (n) Each Pool Receivable included as an Eligible Receivable in the calculation of the Net Receivables Pool Balance is an Eligible Receivable.

     (o) No event has occurred and is continuing, or would result from a purchase in respect of, or reinvestment in respect of, the Purchased Interest or from the application of the proceeds therefrom, that constitutes a Termination Event or an Unmatured Termination Event.

     (p) The Seller has accounted for each sale of undivided percentage ownership interests in Receivables in its books and financial statements as sales, consistent with generally accepted accounting principles.

     (q) The Seller has complied in all material respects with the Credit and Collection Policies of the Originators with regard to each Receivable originated by the Originators.

     (r) The Seller has complied in all material respects with all of the terms, covenants and agreements contained in the Agreement and the other Transaction Documents that are applicable to it.

     (s) The Seller's complete organizational name is set forth in the preamble to the Agreement, and it does not use and has not during the last six years used any other organizational name, trade name, doing-business name or fictitious name, except as set forth on Schedule II to the Agreement and except for names first used after the date of the Agreement and set forth in a


                                      III-3
notice delivered to the Administrator pursuant to Section 1(1)(iv) of Exhibit IV to the Agreement.

     (t) The Seller is not an "investment company," or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended. In addition, the Seller is not a "holding company," a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     2. Representations and Warranties of Peabody (including in its capacity as the Servicer). Peabody, individually and in its capacity as the Servicer, represents and warrants jointly and severally as follows:

     (a) Peabody is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business and is in good standing as a foreign corporation in every jurisdiction where the nature of its business requires it to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect.

     (b) The execution, delivery and performance by Peabody of the Agreement and the other Transaction Documents to which it is a party, including the Servicer's use of the proceeds of purchases and reinvestments: (i) are within its organizational powers; (ii) have been duly authorized by all necessary organizational action; (iii) do not contravene or result in a default under or conflict with: (A) its certificate of incorporation or any other organizational document of Peabody, (B) any law, rule or regulation applicable to it, (C) any indenture, loan agreement, mortgage, deed of trust or other material agreement or instrument to which it is a party or by which it is bound, or (D) any order, writ, judgment, award, injunction or decree binding on or affecting it or any of its property; and (iv) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties. The Agreement and the other Transaction Documents to which Peabody is a party have been duly executed and delivered by Peabody.

     (c) No authorization, approval or other action by, and no notice to or filing with any Governmental Authority or other Person, is required for the due execution, delivery and performance by Peabody of the Agreement or any other Transaction Document to which it is a party.

     (d) Each of the Agreement and the other Transaction Documents to which Peabody is a party constitutes the legal, valid and binding obligation of Peabody enforceable against Peabody in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws from time to time in effect affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     (e) The balance sheets of Peabody and its consolidated Subsidiaries as at December 31, 2004, and the related statements of income and retained earnings for the fiscal year then ended, copies of which have been furnished to the Administrator, fairly present in all


                                      III-4
material respects the financial condition of Peabody and its consolidated Subsidiaries as at such date and the results of the operations of Peabody and its Subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied, and since December 31, 2004 there has been no event or circumstances which have had a Material Adverse Effect.

     (f) Except as disclosed in the most recent audited financial statements of Peabody furnished to the Administrator, there is no pending or, to its best knowledge, threatened action or proceeding affecting it or any of its Subsidiaries before any Governmental Authority or arbitrator that is reasonably likely to have a Material Adverse Effect.

     (g) No proceeds of any purchase or reinvestment will be used to acquire any equity security of a class that is registered pursuant to Section 12 of the Securities Exchange Act of 1934. No proceeds of any purchase or reinvestment will be used for any purpose that violates any applicable law, rule or regulation, including Regulations T, U or X of the Federal Reserve Board.

     (h) Each Information Package (if prepared by Peabody or one of its Affiliates, or to the extent that information contained therein is supplied by Peabody or an Affiliate), information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by or on behalf of the Servicer to the Administrator in connection with the Agreement is or will be complete and accurate in all material respects as of its date or (except as otherwise disclosed to the Administrator at such time) as of the date so furnished.

     (i) The principal place of business, chief executive office and state of formation (as such terms are used in the UCC) of Peabody and the office where it keeps its records concerning the Receivables are located at the address referred to in Section 2(b) of Exhibit IV to the Agreement.

     (j) Peabody is not in violation of any order of any court, arbitrator or Governmental Authority, which is reasonably likely to have a Material Adverse Effect.

     (k) Neither Peabody nor any of its Affiliates has any direct or indirect ownership or other financial interest in the Issuer.

     (l) The Servicer has complied in all material respects with the Credit and Collection Policy of the Originators with regard to each Receivable originated by the Originators.

     (m) Peabody has complied in all material respects with all of the terms, covenants and agreements contained in the Agreement and the other Transaction Documents that are applicable to it.

     (n) Peabody is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended. In addition, Peabody is not a "holding company," a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a


                                      III-5

"holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     (o) The agreement among the project participants of the Mohave Project requires that upon the default of any participant, the non-defaulting participants are required to cure any such default.

     (p) The agreement among the project participants of the Navajo Project requires that upon the default of any participant, the non-defaulting participants are required to cure any such default.


                                      III-6

                                   EXHIBIT IV
                                    COVENANTS

     1. Covenants of the Seller. Until the latest of the Facility Termination Date, the date on which no Capital of or Discount in respect of the Purchased Interest shall be outstanding, the date the LC Participation Amount is cash collateralized in full or the date all other amounts owed by the Seller under the Agreement to each Purchaser, the Administrator and any other Indemnified Party or Affected Person shall be paid in full:

     (a) Compliance with Laws, Etc. The Seller shall comply in all material respects with all applicable laws, rules, regulations and orders, and preserve and maintain its organizational existence, rights, franchises, qualifications and privileges, except to the extent that the failure so to comply with such laws, rules, regulations and orders or the failure so to preserve and maintain such rights, franchises, qualifications and privileges would not have a Material Adverse Effect.

     (b) Offices, Records and Books of Account, Etc. The Seller: (i) shall keep its principal place of business, chief executive office and state of formation (as such terms or similar terms are used in the UCC) and the office where it keeps its records concerning the Receivables at the address of the Seller set forth on Schedule IV or, pursuant to clause (1)(iv) below, at any other locations in jurisdictions where all actions reasonably requested by the Administrator to protect and perfect the interest of the Administrator in the Receivables and related items (including the Pool Assets) have been taken and completed and (ii) shall provide the Administrator with at least 30 days' written notice before making any change in the Seller's name or making any other change in the Seller's identity or organizational structure (including a Change in Control) that could render any UCC financing statement filed in connection with this Agreement "seriously misleading" as such term (or similar term) is used in the UCC; each notice to the Administrator pursuant to this sentence shall set forth the applicable change and the effective date thereof. The Seller also will maintain and implement (or cause the Servicer to maintain and implement) administrative and operating procedures (including an ability to recreate records evidencing Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain (or cause the Servicer to keep and maintain) all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Receivables (including records adequate to permit the daily identification of each Receivable and all Collections of and adjustments to each existing Receivable). Notwithstanding the above, in no event shall the Seller have or maintain, or be a partner in any partnership that has or maintains, its jurisdiction of organization, principal place of business or principal assets in any of the states of Colorado, Kansas, New Mexico, Oklahoma, Utah or Wyoming.

     (c) Performance and Compliance with Contracts and Credit and Collection Policy. The Seller shall (and shall cause the Servicer to), at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and timely and fully comply in all material respects with the applicable Credit and Collection Policies with regard to each Receivable and the related Contract.

     (d) Ownership Interest, Etc. The Seller shall (and shall cause the Servicer to), at its expense, take all action necessary or desirable to establish and maintain a valid and enforceable undivided percentage ownership or security interest, to the extent of the Purchased Interest, in the Pool Receivables, the Related Security and Collections with respect thereto, and a first priority perfected security interest in the Pool Assets, in each case free and clear of any Adverse Claim, in favor of the Administrator (on behalf of the Purchasers), including taking such action to perfect, protect or more fully evidence the interest of the Administrator (on behalf of the Purchasers), as the Administrator, may reasonably request. The Seller shall from time to time and within the time limits established by law prepare and present to the Administrator for the Administrator's authorization and approval all financing statements, amendments, continuations or initial financing statements in lieu of a continuation statement, or other filings necessary to continue, maintain and perfect the Administrator (on behalf of the Purchasers) security interest in the Pool Assets as a first-priority interest. The Administrator's approval of such filings shall authorize the Seller to file such financing statements under the UCC without the signature of the Seller, or the Issuer, the Administrator or any Purchaser where allowed by applicable law. Notwithstanding anything else in the Transaction Documents to the contrary, neither the Seller, the Servicer nor any other Person shall have any authority to file a termination, partial termination, release or partial release or any amendment that deletes the name of a debtor or excludes collateral of any such financing statements without the prior written consent of the Administrator.

     (e) Sales, Liens, Etc. The Seller shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any or all of its right, title or interest in, to or under any Pool Assets (including the Seller's undivided interest in any Receivable, Related Security or Collections, or upon or with respect to any account to which any Collections of any Receivables are sent), or assign any right to receive income in respect of any items contemplated by this paragraph.

     (f) Extension or Amendment of Receivables. Except as provided in the Agreement, the Seller shall not, and shall not permit the Servicer to, alter the delinquency status or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable in any material respect, or amend, modify or waive, in any material respect, any term or condition of any related Contract (which term or condition relates to payments under, or the enforcement of, such Contract).

     (g) Change in Business or Credit and Collection Policy. Without the prior written consent of the Administrator, the Seller shall not make (or permit the Originators to make) any material change in the character of its business or in any Credit and Collection Policy, or any change in any Credit and Collection Policy that would have a Material Adverse Effect with respect to the Receivables. The Seller shall not make (or permit the Originators to make) any other change in any Credit and Collection Policy without giving 30 days' prior written notice thereof to the Administrator.

     (h) Audits. The Seller shall (and shall cause the Originators to), from time to time during regular business hours as reasonably requested in advance (unless a Termination Event or Unmatured Termination Event exists) by the Administrator, permit the Administrator, or its agents or representatives: (i) to examine and make copies of and abstracts from all books, records and documents (including computer tapes and disks) in the possession or under the control of the Seller (or the Originators) relating to Receivables and the Related Security, including the related Contracts, (ii) to visit the offices and properties of the Seller and the Originators for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to Receivables and the Related Security or the Seller's, Peabody's or any Originator's performance under the Transaction Documents or under the Contracts with any of the officers, employees, agents or contractors of the Seller, Peabody or any Originator having knowledge of such matters and (iii) without limiting the clauses (i) and (ii) above, to engage certified public accountants or other auditors acceptable to the Seller and the Administrator to conduct, at the Seller's expense, a review of the Seller's books and records with respect to such Receivables, provided, that at any time when no Termination Event exists and is continuing, the Seller shall be required to reimburse the Administrator for only one (1) such audit per year.

     (i) Change in Lock-Box Banks, Lock-Box Accounts and Payment Instructions to Obligors. The Seller shall not, and shall not permit the Servicer or any Originator to, add or terminate any bank as a Lock-Box Bank or any account as a Lock-Box Account from those listed in Schedule II to the Agreement, or make any change in its instructions to Obligors regarding payments to be made to the Seller, any Originator, the Servicer or any Lock-Box Account (or related post office box), unless the Administrator shall have received ten (10) days prior written notice of assignment to a Permitted Lock-Box Bank and the Administrator shall have received copies of all agreements and documents (including Lock-Box Agreements) that it may request in connection therewith.

     (j) Deposits to Lock-Box Accounts. The Seller shall (or shall cause the Servicer to): (i) instruct all Obligors to make payments of all Receivables to one or more Lock-Box Accounts or to post office boxes to which only Lock-Box Banks have access (and shall instruct the Lock-Box Banks to cause all items and amounts relating to such Receivables received in such post office boxes to be removed and deposited into a Lock-Box Account on a daily basis), and (ii) deposit, or cause to be deposited, any Collections received by it, the Servicer or any Originator into Lock-Box Accounts not later than two (2) Business Days after receipt thereof. Each Lock-Box Account shall at all times be subject to a Lock-Box Agreement. The Seller will not (and will not permit the Servicer to) deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than Collections.

     (k) Marking of Records. At its expense, the Seller shall: (i) mark (or cause the Servicer to mark) its master data processing records relating to Pool Receivables and related Contracts, including with a legend evidencing that the undivided percentage ownership interests with regard to the Purchased Interest related to such Receivables and related Contracts have been sold in accordance with the Agreement, and (ii) cause each Originator so to mark its master data processing records pursuant to the Sale Agreement.

     (l) Reporting Requirements. The Seller will provide to the Administrator (in multiple copies, if requested by the Administrator) the following:

          (i) as soon as available and in any event within 120 days after the end of each fiscal year of the Seller, a copy of the financial statements for such year for the Seller, certified as to accuracy by the chief financial officer or treasurer of the Seller;

          (ii) as soon as possible and in any event within five days after the occurrence of each Termination Event or Unmatured Termination Event, a statement of the chief financial officer of the Seller setting forth details of such Termination Event or Unmatured Termination Event and the action that the Seller has taken and proposes to take with respect thereto;

          (iii) promptly after the filing or receiving thereof, copies of all reports and notices that the Seller or any Affiliate files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or that the Seller or any Affiliate receives from any of the foregoing or from any multiemployer plan (within the meaning of Section 400l(a)(3) of ERISA) to which the Seller or any of its Affiliates is or was, within the preceding five years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition that could, in the aggregate, result in the imposition of liability on the Seller and/or any such Affiliate;

          (iv) at least thirty days before any change in the Seller's name or any other change requiring the amendment of UCC financing statements, a notice setting forth such changes and the effective date thereof;

          (v) promptly after any Responsible Officer of the Seller obtains knowledge thereof, notice of any: (A) material litigation, investigation or proceeding that may exist at any time between the Seller and any Person or
     (B) material litigation or proceeding relating to any Transaction Document;

          (vi) promptly after the occurrence thereof, notice of a material adverse change in the business, operations, property or financial or other condition of the Seller, the Servicer or the Originator; and

          (vii) such other information respecting the Receivables or the condition or operations, financial or otherwise, of the Seller or any of its Affiliates as the Administrator may from time to time reasonably request.

     (m) Certain Agreements. Without the prior written consent of the Administrator, the Seller will not (and will not permit the Originators to) amend, modify, waive, revoke or terminate any Transaction Document to which it is a party or any provision of Seller's certificate of incorporation or other organizational document of the Seller.

     (n) Restricted Payments. (i) Except pursuant to clause (ii) below, the Seller will not: (A) purchase or redeem any shares of its capital stock, (B) declare or pay any dividend or set aside any funds for any such purpose, (C) prepay, purchase or redeem any Debt,
(D) lend or advance any funds or (E) repay any loans or advances to, for or from any of its Affiliates (the amounts described in clauses (A) through (E) being referred to as "Restricted Payments").

          (ii) Subject to the limitations set forth in clause (iii) below, the Seller may make Restricted Payments so long as such Restricted Payments are made only in the following way: the Seller may declare and pay distributions and make loans and advances to Peabody (provided that any such loans and advances shall be treated as a dividend within no less than 30 days following the making thereof).

          (iii) The Seller may make Restricted Payments only out of the funds it receives pursuant to Sections 1.4(b)(ii) and (iv) and 1.4(d) of the Agreement. Furthermore, the Seller shall not pay, make or declare: (A) any distributions, loans or advances if, after giving effect thereto, the Seller's tangible net worth would be less than $10,000,000, or (B) any Restricted Payment (including any dividend) if, after giving effect thereto, any Termination Event or Unmatured Termination Event shall have occurred and be continuing.

     (o) Other Business. The Seller will not: (i) engage in any business other than the transactions contemplated by the Transaction Documents; (ii) create, incur or permit to exist any Debt of any kind (or cause or permit to be issued for its account any letters of credit or bankers' acceptances) other than pursuant to this Agreement or any Company Note; or (iii) form any Subsidiary or make any investments in any other Person; provided, however, that the Seller shall be permitted to incur minimal obligations to the extent necessary for the day-to-day operations of the Seller (such as expenses for stationery, audits, maintenance of legal status, etc.).

     (p) Use of Seller's Share of Collections. The Seller shall apply the Seller's Share of Collections to make payments in the following order of priority: (i) the payment of its expenses (including all obligations payable to the Issuer and the Administrator under the Agreement and under the Fee Letter);
(ii) the payment of accrued and unpaid interest on any Company Note; and (iii) other legal and valid organizational purposes.

     (q) Tangible Net Worth. The Seller will not permit its tangible net worth, at any time, to be less than $10,000,000.

     2. Covenants of the Servicer and Peabody. Until the latest of the Facility Termination Date, the date on which no Capital of or Discount in respect of the Purchased Interest shall be outstanding, the date the LC Participation Amount is cash collateralized in full or the date all other amounts owed by the Seller under the Agreement to each Purchaser, the Administrator and any other Indemnified Party or Affected Person shall be paid in full:

     (a) Compliance with Laws, Etc. The Servicer and, to the extent that it ceases to be the Servicer, Peabody shall comply (and shall cause the Originators to comply) in all material respects with all applicable laws, rules, regulations and orders, and preserve and maintain its organizational existence, rights, franchises, qualifications and privileges, except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such existence, rights, franchises, qualifications and privileges would not have a Material Adverse Effect.

     (b) Offices, Records and Books of Account, Etc. The Servicer and, to the extent that it ceases to be the Servicer, Peabody, shall keep (and shall cause the Originators to keep) its principal place of business, chief executive office and state of formation (as such terms or similar terms are used in the applicable UCC) and the office where it keeps its records concerning the Receivables at the address of the Servicer set forth on Schedule IV or, upon at least 30 days' prior written notice of a proposed change to the Administrator, at any other locations in jurisdictions where all actions reasonably requested by the Administrator to protect and perfect the interest of the Administrator in the Receivables and related items (including the Pool Assets) have been taken and completed. The Servicer and, to the extent that it ceases to be the Servicer, Peabody, also will (and will cause the Originators to) maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Receivables (including records adequate to permit the daily identification of each Receivable and all Collections of and adjustments to each existing Receivable).

     (c) Performance and Compliance with Contracts and Credit and Collection Policy. The Servicer and, to the extent that it ceases to be the Servicer, Peabody, shall (and shall cause the Originators to), at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract.

     (d) Extension or Amendment of Receivables. Except as provided in the Agreement, the Servicer and, to the extent that it ceases to be the Servicer, Peabody, shall not alter the delinquency status or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable in any material respect, or amend, modify or waive, in any material respect, any term or condition of any related Contract (which term or condition relates to payments under, or the enforcement of, such Contract).

     (e) Change in Business or Credit and Collection Policy. The Servicer and, to the extent that it ceases to be the Servicer, Peabody, shall not make (and shall not permit the Originators to make) any material change in the character of its business, other than Similar Businesses, or any change in any Credit and Collection Policy that would have a Material Adverse Effect. The Servicer and, to the extent that it ceases to be the Servicer, Peabody, shall not make (and shall not permit the Originators to make) any other change in any Credit and Collection Policy without giving prior written notice thereof to the Administrator.

     (f) Audits. The Servicer and, to the extent that it ceases to be the Servicer, Peabody, shall (and shall cause the Originators to), from time to time during regular business hours as reasonably requested in advance (unless a Termination Event or Unmatured Termination Event exists) by the Administrator, permit the Administrator, or its agents or representatives: (i) to examine and make copies of and abstracts from all books, records and documents (including computer tapes and disks) in its possession or under its control relating to Receivables and the Related Security, including the related Contracts; (ii) to visit its offices and properties for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to Receivables and the Related Security or its performance hereunder or under the Contracts with any of its officers, employees, agents or contractors having knowledge of such matters and (iii), without limiting the clauses (i) and (ii) above, to engage certified public accountants or other auditors acceptable to the Servicer and the Administrator to conduct, at the Servicer's expense, a review of the Servicer's books and records with respect to such Receivables, provided, that at any time when no Termination Event exists and is continuing, the Servicer shall be required to reimburse the Administrator for only one (1) such audit per year.

     (g) Change in Lock-Box Banks, Lock-Box Accounts and Payment Instructions to Obligors. The Servicer and, to the extent that it ceases to be the Servicer, Peabody, shall not (and shall not permit the Originators to) add or terminate any bank as a Lock-Box Bank or any account as a Lock-Box Account from those listed in Schedule II to the Agreement, or make any change in its instructions to Obligors regarding payments to be made to the Servicer or any Lock-Box Account (or related post office box), unless the Administrator shall have received ten (10) days advance written notice of assignment to a Permitted Lock-Box Bank and the Administrator shall have received copies of all agreements and documents (including Lock-Box Agreements) that it may request in connection therewith.

     (h) Deposits to Lock-Box Accounts. The Servicer shall: (i) instruct all Obligors to make payments of all Receivables to one or more Lock-Box Accounts or to post office boxes to which only Lock-Box Banks have access (and shall instruct the Lock-Box Banks to cause all items and amounts relating to such Receivables received in such post office boxes to be removed and deposited into a Lock-Box Account on a daily basis); and (ii) deposit, or cause to be deposited, any Collections received by it into Lock-Box Accounts not later than two (2) Business Days after receipt thereof. Each Lock-Box Account shall at all times be subject to a Lock-Box Agreement.

     (i) Preservation of Security Interest. The Servicer shall (and shall cause the Seller to) take any and all action as the Administrator may require to preserve and maintain the perfection and priority of the security interest of the Administrator in the Pool Assets pursuant to this Agreement.

     (j) Marking of Records. At its expense, the Servicer shall mark its master data processing records relating to Pool Receivables and related Contracts with a legend evidencing that the undivided percentage ownership interests with regard to the Purchased Interest related to such Receivables and related Contracts have been sold in accordance with the Agreement.

     (k) Mohave Project and Navajo Project. Peabody shall notify the Administrator if (1) a Responsible Officer of Peabody obtains actual knowledge that the documents and agreements governing the Mohave Project are amended in any manner which would cause the representations and warranties set forth in
Section 2(o) to be incorrect or untrue in any respect, or (2) a Responsible Officer of Peabody obtains actual knowledge that the documents and agreements governing the Navajo Project are amended in any manner which would cause the representations and warranties set forth in Section 2(p) to be incorrect or untrue in any respect.

     (l) Reporting Requirements. Peabody shall provide to the Administrator (in multiple copies, if requested by the Administrator) the following:

          (i) as soon as available and in any event within 60 days after the end of the first three quarters of each fiscal year of Peabody balance sheets of Peabody and the consolidated Subsidiaries of Peabody as of the end of such quarter and statements of income, retained earnings and cash flow of Peabody and the consolidated Subsidiaries of Peabody for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer of Peabody;

          (ii) as soon as available and in any event within 120 days after the end of each fiscal year of Peabody, a copy of the annual report for such year for Peabody and its consolidated Subsidiaries, containing financial statements for such year audited by independent certified public accountants of nationally recognized standing;

          (iii) together with the financial statements required in (i) and (ii) above, (A) a compliance certificate in substantially the form of Annex D signed by the senior financial officer of the Seller or Peabody, or such other Person as may be acceptable to the Administrator and (B) a Total Leverage Certificate signed by a senior financial officer of Peabody or such other Person as may be acceptable to the Administrator;

          (iv) as to the Servicer only, as soon as available and in any event not later than two Business Days prior to the Monthly Settlement Date, an Information Package as of the most recently completed calendar month or, if in the opinion of the Administrator reasonable grounds for insecurity exist with respect to the collectibility of the Pool Receivables or with respect to the Seller or Servicer's performance or ability to perform its obligations under the Agreement, within six Business Days of a request by the Administrator, an Information Package for such periods as is specified by the Administrator (but in no event more frequently than weekly);

          (v) as soon as possible and in any event within five days after becoming aware of the occurrence of each Termination Event or Unmatured Termination Event, a statement of the chief financial officer of Peabody setting forth details of such Termination Event or Unmatured Termination Event and the action that such Person has taken and proposes to take with respect thereto;

          (vi) promptly after the sending or filing thereof, copies of all reports that Peabody sends to any of its security holders, and copies of all reports and registration statements that Peabody, or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange; provided, that any filings with the Securities and Exchange Commission that have been granted "confidential" treatment shall be provided promptly after such filings have become publicly available;

          (vii) promptly after the filing or receiving thereof notice of and, upon the request of the Administrator, copies of all reports and notices that Peabody or any Affiliate of Peabody files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or that such Person or any of its Affiliates receives from any of the foregoing or from any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which such Person or any Affiliate of Peabody is or was, within the preceding five years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition that could, in the aggregate, result in the imposition of liability on Peabody and/or any such Affiliate;

          (viii) at least thirty days before any change in Peabody or any Originator's name or any other change requiring the amendment of UCC financing statements, a notice setting forth such changes and the effective date thereof;

          (ix) promptly after a Responsible Officer of Peabody obtains knowledge thereof, notice of any: (A) litigation, investigation or proceeding that may exist at any time between Peabody or any of its Subsidiaries and any Governmental Authority that is reasonably likely to have a Material Adverse Effect; (B) litigation or proceeding adversely affecting such Person or any of its Subsidiaries in which the amount involved is $25,000,000 or more after deducting (x) the amount with respect to which such Person or any such Subsidiary is insured and with respect to which the insurer has assumed responsibility in writing, and (y) the amount for which such Person or any such Subsidiary is otherwise indemnified if the terms of indemnification are satisfactory to the Administrator or in which injunctive or similar relief is sought; or (C) litigation or proceeding relating to any Transaction Document;

          (x) promptly after the occurrence thereof, notice of a material adverse change in the business, operations, property or financial or other condition of Peabody and its Subsidiaries taken as a whole, or any individual Material Originator;

          (xi) the occurrence of a default or any event of default under any other financing arrangement evidencing $25,000,000 or more of indebtedness pursuant to which Peabody is a debtor or an obligor; and

          (xii) such other information respecting the Receivables or the condition or operations, financial or otherwise, of Peabody or any of its Affiliates as the Administrator may from time to time reasonably request.

     3. Separate Existence. Each of the Seller and Peabody hereby acknowledges that the Purchasers, the Issuer and the Administrator are entering into the transactions contemplated by this Agreement and the other Transaction Documents in reliance upon the Seller's identity as a legal entity separate from Peabody and its Affiliates. Therefore, from and after the date hereof, each of the Seller and Peabody shall take all steps specifically required by the Agreement or reasonably required by the Administrator to continue the Seller's identity as a separate legal entity and to make it apparent to third Persons that the Seller is an entity with assets and liabilities distinct from those of Peabody and any other Person, and is not a division of Peabody, its Affiliates or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, each of the Seller and Peabody shall take such actions as shall be required in order that:

     (a) The Seller will be a limited purpose limited liability company whose activities are restricted in its certificate of formation to: (i) purchasing or otherwise acquiring from the Originators or Peabody (or their Affiliates), owning, holding, granting security interests or selling interests in Pool Assets (or other receivables originated by the Originators or their Affiliates, and certain related assets), (ii) entering into agreements for the selling and servicing of the Receivables Pool (or other receivables pools originated by the Originators or their Affiliates), and (iii) conducting such other activities as are necessary or appropriate to carry out such activities;

     (b) The Seller shall not engage in any business or activity except as set forth in this Agreement nor incur any indebtedness or liability, other than as expressly permitted by the Transaction Documents;

     (c) Not less than one of the Seller's Directors (the "Independent Director") shall be an individual who is not and has not been, within the preceding five (5) years, a direct, indirect or beneficial stockholder, officer, director, employee, affiliate, associate, customer, creditor, consultant or supplier of Peabody or any of its Affiliates. The LLC Agreement shall provide that: (i) the Seller's Board of Directors shall not approve, or take any other action to cause the filing of, or join in any filing of, a voluntary bankruptcy or insolvency petition, dissolution, liquidation, consolidation, merger, sale of all or substantially all of its assets, assignment for the benefit of creditors, admit in writing its inability to pay its debts generally as they become due, or to engage in any other business or activity with respect to the Seller unless the Independent Director shall approve the taking of such action in writing before the taking of such action, and (ii) neither such provision nor the certificate of formation can be amended without the prior written consent of the Independent Director;

     (d) Upon the occurrence of any event that causes the Member to cease to be a member of the Seller (other than (i) upon an assignment by the Member of all of its limited liability company interest in the Seller and the admission of the transferee pursuant to Sections 21 and 23 of the LLC Agreement, or (ii) the resignation of the Member and the admission of an additional member of the Seller pursuant to Sections 22 and 23 of the LLC Agreement), each person acting as an Independent Director pursuant to Section 10 of the LLC Agreement shall, without any action of any Person and simultaneously with the Member ceasing to be a member of the Seller, automatically be admitted to the Seller as a Special Member and shall continue the Seller without dissolution. No Special Member may resign from the Seller or transfer its rights as a Special Member unless (i) a successor Special Member has been admitted to the Seller as Special Member by executing a counterpart to the LLC Agreement, and (ii) such successor has also accepted its appointment as Independent Director pursuant to Section 10 of the LLC Agreement; provided, however, the Special Members shall automatically cease to be members of the Seller upon the admission to the Seller of a substitute Member.

     (e) The Independent Director shall not at any time serve as a trustee in bankruptcy for the Seller, Peabody or any Affiliate thereof;

     (f) Any employee, consultant or agent of the Seller will be compensated from the Seller's funds for services provided to the Seller. The Seller will not engage any agents other than its attorneys, auditors and other professionals, and a servicer and any other agent contemplated by the Transaction Documents for the Receivables Pool, which servicer will be fully compensated for its services by payment of the Servicing Fee, and a manager, which manager will be fully compensated from the Seller's funds;

     (g) The Seller will contract with the Servicer to perform for the Seller all operations required on a daily basis to service the Receivables Pool. The Seller will pay the Servicer the Servicing Fee pursuant hereto. The Seller will not incur any material indirect or overhead expenses for items shared with Peabody (or any other Affiliate thereof) that are not reflected in the Servicing Fee. To the extent, if any, that the Seller (or any Affiliate thereof) shares items of expenses not reflected in the Servicing Fee or the manager's fee, such as legal, auditing and other professional services, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered; it being understood that Peabody shall pay all expenses relating to the preparation, negotiation, execution and delivery of the Transaction Documents, including legal, agency and other fees;

     (h) The Seller's operating expenses will be paid by the Seller and not by Peabody or any other Affiliate thereof;

     (i) All of the Seller's business correspondence and other communications shall be conducted in the Seller's own name and on its own separate stationery;

     (j) The Seller's books and records will be maintained separately from those of Peabody and any other Affiliate thereof and any other Person;

     (k) All financial statements of Peabody or any Affiliate thereof that are consolidated to include Seller will contain detailed notes clearly stating that:
(i) a special purpose limited liability company exists as a Subsidiary of Peabody, and (ii) the Originators have sold receivables and other related assets to the Contributor, which has contributed such receivables and other related assets to such special purpose Subsidiary that, in turn, has sold undivided interests therein to certain financial institutions and other entities;

     (l) The Seller's assets will be maintained in a manner that facilitates their identification and segregation from those of Peabody or any Affiliate thereof and any other Person;

     (m) The Seller will strictly observe organizational formalities in its dealings with Peabody or any Affiliate thereof, and funds or other assets of the Seller will not be commingled with those of Peabody or any Affiliate thereof except as permitted by the Agreement in connection with servicing the Pool Receivables. The Seller shall not maintain joint bank accounts or other depository accounts to which Peabody or any Affiliate thereof or any other

Person has independent access, and the Seller shall use separate invoices and checks from any other Person. The Seller is not named, and has not entered into any agreement to be named, directly or indirectly, as a direct or contingent beneficiary or loss payee on any insurance policy with respect to any loss relating to the property of Peabody or any Subsidiary or other Affiliate of Peabody (other than the Seller) The Seller will pay to the appropriate Affiliate the marginal increase or, in the absence of such increase, the market amount of its portion of the premium payable with respect to any insurance policy that covers the Seller and such Affiliate;

     (n) The Seller will maintain arm's-length relationships with Peabody (and any Affiliate thereof). Any Person that renders or otherwise furnishes services to the Seller will be compensated by the Seller at market rates for such services it renders or otherwise furnishes to the Seller. Neither the Seller nor Peabody will be or will hold itself out to be responsible for the debts of the other or the decisions or actions respecting the daily business and affairs of the other. The Seller and Peabody will immediately correct any known misrepresentation with respect to the foregoing, and they will not operate or purport to operate as an integrated single economic unit with respect to each other or in their dealing with any other entity;

     (o) Peabody shall not pay the salaries of Seller's employees, if any;

     (p) The Seller does not and will not hold itself responsible for the obligations of any other Person, and shall not guarantee or become liable for the debts of any other Person;

     (q) The Seller will conduct its business in its own name and shall hold itself out as a separate entity from any other Person;

     (r) The Seller shall maintain a sufficient number of employees and adequate capital in light of its contemplated business activities;

     (s) The Seller shall not acquire the obligations or securities of any of its members; and

     (t) The Seller shall not pledge its assets for the benefit of any other Person or make any loans or advances to any other Person, except pursuant to the Transaction Documents.

                                    EXHIBIT V

                               TERMINATION EVENTS

     Each of the following shall be a "Termination Event":

     (a) (i) the Seller, Peabody, any Originator or the Servicer (if Peabody or any of its Affiliates) shall fail to perform or observe any term, covenant or agreement under the Agreement (other than those terms, covenants or agreements contained in Exhibit IV, Sections 1(a), 1(l) (except clause (iv) thereof), 2(a), and 2(l) (except clause (viii) thereof)) or any other Transaction Document and, except as otherwise provided herein, such failure shall continue for five consecutive Business Days after knowledge or notice thereof, (ii) the Seller or the Servicer shall fail to make when due any payment or deposit to be made by it under the Agreement and such failure shall continue unremedied for one Business Day, (iii) Peabody shall resign as Servicer, and no successor Servicer reasonably satisfactory, to the Administrator shall have been appointed, or (iv) the Seller, Peabody, any Originator or the Servicer (if Peabody or any of its Affiliates) shall fail to perform or observe any term covenant or agreement in any of Exhibit IV, Sections 1(a), 1(l) (except clause (iv) thereof), 2(a), or 2(l) (except clause (viii) thereof) and, except as otherwise provided herein, such failure shall continue for thirty days after knowledge or notice thereof;

     (b) Peabody (or any Affiliate thereof) shall fail to transfer to any successor Servicer when required any rights pursuant to the Agreement that Peabody (or such Affiliate) then has as Servicer;

     (c) any representation or warranty made or deemed made by the Seller, Peabody or any Originator (or any of their respective officers) under or in connection with the Agreement or any other Transaction Document, or any information or report delivered by the Seller, Peabody or any Originator or the Servicer pursuant to the Agreement or any other Transaction Document, shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered, and shall remain incorrect or untrue for 10 Business Days after notice to the Seller or the Servicer of such inaccuracy;

     (d) the Seller or the Servicer shall fail to deliver the Information Package pursuant to the Agreement, and such failure shall remain unremedied for two Business Days;

     (e) the Agreement or any purchase or reinvestment pursuant to the Agreement shall for any reason: (i) cease to create, or the Purchased Interest shall for any reason cease to be, a valid and enforceable perfected undivided percentage ownership or security interest to the extent of the Purchased Interest in each Pool Receivable, the Related Security and Collections with respect thereto, free and clear of any Adverse Claim, or (ii) cease to create with respect to the Pool Assets, or the interest of the Administrator with respect to such Pool Assets shall cease to be, a valid and enforceable first priority perfected security interest, free and clear of any Adverse Claim;

     (f) the Seller, Peabody or any Originator shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Seller, Peabody or any Originator seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Seller, Peabody or any Originator shall take any corporate or organizational action to authorize any of the actions set forth above in this paragraph;

     (g) (i) the (A) Default Ratio shall exceed 1.50% or (B) the Delinquency Ratio shall exceed 4.50% or (ii) the average for three consecutive calendar months of: (A) the Default Ratio shall exceed 1.00%, (B) the Delinquency Ratio shall exceed 3.50% or (C) the Dilution Ratio shall exceed 1.50%;

     (h) a Change in Control shall occur;

     (i) at any time (i) the sum of (A) the Capital, plus the LC Participation Amount plus (B) the Total Reserves, exceeds (ii) the sum of (A) the Net Receivables Pool Balance at such time plus (B) the Purchasers' Share of the amount of Collections then on deposit in the Lock-Box Accounts (other than amounts set aside therein representing Discount and fees), and such circumstance shall not have been cured within two Business Days;

     (j) (i) the occurrence of any Event of Default under and as defined in the Credit Agreement, provided that if the Credit Agreement is terminated but not replaced, the covenants in effect in the Credit Agreement immediately prior to termination of the Credit Agreement shall be deemed to be effective for the purposes of the Agreement; (ii) any other event shall occur or condition shall exist under the Credit Agreement and shall continue after the applicable grace period, if any, specified in such Credit Agreement if, in either case: (a) the effect of such non-payment, event or condition is to give the applicable debtholders the right (whether acted upon or not) to accelerate the maturity of such Debt, or (b) any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made, in each case before the stated maturity thereof; (iii) in the event that the Credit Agreement shall have terminated, and there exists any other financing arrangement evidencing $25,000,000 or more of indebtedness pursuant to which Peabody is a debtor or an obligor (an "Other Material Financing Agreement"); either (A) the occurrence of any event of default under such Other Material Financing Agreement, or (B) any other event shall occur or condition shall exist under and shall continue after the applicable grace period, if any, specified in such Other Material Financing Agreement, if, in either case of (A) or (B): (i) the effect of such non-payment, event or condition is to give the applicable debtholders the right (whether acted upon or not) to accelerate the maturity of such Other Material Financing Agreement, or (b) any such Other Material Financing Agreement shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made, in each case before the stated maturity thereof;

     (k) except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, either: (i) a contribution failure shall occur with respect to any Benefit Plan sufficient to give rise to a lien on any of the assets of Seller, any Originator, Peabody or any ERISA Affiliate under Section 302(f) of ERISA, (ii) the Internal Revenue Service shall file a notice of lien asserting a claim or claims pursuant to the Internal Revenue Code with regard to any of the assets of Seller, any Originator, Peabody or any ERISA Affiliate and such lien shall have been filed and not released within 10 days, or (iii) the Pension Benefit Guaranty Corporation shall, or shall indicate its intention in writing to the Seller, any Originator, Peabody or any ERISA Affiliate to, either file a notice of lien asserting a claim pursuant to ERISA with regard to any assets of the Seller, any Originator, Peabody or any ERISA Affiliate or terminate any Benefit Plan that has unfunded benefit liabilities, or any steps shall have been taken to terminate any Benefit Plan subject to Title IV of ERISA so as to result in any liability and such lien shall have been filed and not released within 10 days;

     (l) the Days' Sales Outstanding exceed 40.0 days;

     (m) a default shall occur under the Intercreditor Agreement, or any Person shall attempt to terminate or assert the invalidity or unenforceability of the Intercreditor Agreement or any provision thereof; or

     (n) Any Letter of Credit is drawn upon and, unless as a result of the LC Bank's failure to provide the notice required by Section 1.14(b), not fully reimbursed pursuant to Section 1.14 (including, if applicable, with the proceeds of any funding by the Issuer) within two Business Days from the date of such draw.

                                   SCHEDULE I
                          CREDIT AND COLLECTION POLICY


                                  Schedule I-1

                                   SCHEDULE II
                      LOCK-BOX BANKS AND LOCK-BOX ACCOUNTS


                                  Schedule II-1

                                  SCHEDULE III
                                   TRADE NAMES

                                      NONE.


                                 Schedule III-1

                                   SCHEDULE IV
                                OFFICE LOCATIONS

The Principal Place of Business, Chief Executive Office and state of formation of the Seller is:

701 Market Street, St. Louis, Missouri 63101; Seller is a Delaware limited liability company

The Seller maintains its master books and records relating to Receivables at:

701 Market Street, St. Louis, Missouri 63101

The Principal Place of Business, Chief Executive Office and state of formation of Peabody is:

701 Market Street, St. Louis, Missouri 63101; Peabody is a Delaware corporation

Peabody maintains its master books and records relating to the Receivables at:

701 Market Street, St. Louis, Missouri 63101


                                  Schedule IV-1

                                                                         ANNEX A
                                               TO RECEIVABLES PURCHASE AGREEMENT

                           FORM OF INFORMATION PACKAGE


                                    Annex A-1

                                                                         ANNEX B
                                               TO RECEIVABLES PURCHASE AGREEMENT

                             FORM OF PURCHASE NOTICE


                                    Annex B-1

                             FORM OF PURCHASE NOTICE

                        ____________________, [200_____]

PNC Bank, National Association
One PNC Plaza, 26th Floor
249 Fifth Avenue
Pittsburgh, PA 15222-2707

Ladies and Gentlemen:

     Reference is hereby made to the Amended and Restated Receivables Purchase Agreement, dated as of September 30, 2005 (as heretofore amended or supplemented, the "Receivables Purchase Agreement"), among P&L Receivables Company, LLC, ("Seller"), Peabody Energy Corporation, as Servicer, Arclar Company, LLC, Black Beauty Coal Company, Twentymile Coal Company, Caballo Coal Company, Eastern Associated Coal, LLC, COALSALES II, LLC, Peabody Coal Company, LLC, Peabody Western Coal Company, Powder River Coal Company, Peabody Holding Company, Inc., COALTRADE, LLC, and COALSALES, LLC, as Sub-Servicers, Market Street Funding Corporation ("Issuer"), PNC Bank National Association, as administrator (in such capacity, the "Administrator") and as the issuer of letters of credit thereunder (in such capacity, the "LC Bank") and the LC Participants from time to time party thereto. Capitalized terms used in this Purchase Notice and not otherwise defined herein shall have the meanings assigned thereto in the Receivables Purchase Agreement.

     [This letter constitutes a Purchase Notice pursuant to Section 1.2(a) of the Receivables Purchase Agreement. Seller desires to sell an undivided variable interest in a pool of receivables on ____________________, [200_____], for a purchase price of $____________________. Subsequent to this Purchase, the aggregate outstanding Capital will be $____________________.](1)

     [This letter constitutes a notice pursuant to Section 1.12(a) of the Receivables Purchase Agreement. Seller desires that LC Bank issue a Letter of Credit with a face amount of $_____. Subsequent to this Purchase, the LC Participation Amount will be $_______ and the aggregate outstanding Capital will be $_____.](2)

     Seller hereby represents and warrants as of the date hereof, and as of the date of purchase, as follows:

     (i) the representations and warranties contained in Exhibit III of the Receivables Purchase Agreement are correct on and as of such dates as though made on and as of such dates and shall be deemed to have been made on such dates;

     (ii) no Termination Event or Unmatured Termination Event has occurred and is continuing, or would result from such purchase;

----------
(1)  In the case of a Borrowing Request.

(2)  In the case of a request for an issuance of a Letter of Credit.


                                    Annex B-2

     (iii) after giving effect to the purchase proposed hereby, the aggregate outstanding Capital of the Purchased Interest will not exceed 100% and the Capital will not exceed the Purchase Limit; and

     (iv) the Facility Termination Date shall not have occurred.


                                    Annex B-3

     IN WITNESS WHEREOF, the undersigned has caused this Purchase Notice to be executed by its duly authorized officer as of the date first above written.

                                        P&L RECEIVABLES COMPANY, LLC


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                    Annex B-4

                                                                         ANNEX C

                                               TO RECEIVABLES PURCHASE AGREEMENT

                             FORM OF PAYDOWN NOTICE


                                    Annex C-1

                             FORM OF PAYDOWN NOTICE

                         ____________________, 200_____

PNC Bank, National Association
One PNC Plaza, 26th Floor
249 Fifth Avenue
Pittsburgh, Pennsylvania 15222-2707

Ladies and Gentlemen:

     Reference is hereby made to the Amended and Restated Receivables Purchase Agreement, dated as of September 30, 2005 (as amended, supplemented or otherwise modified, the "Receivables Purchase Agreement"), among P&L Receivables Company, LLC, as Seller, Peabody Energy Corporation, as Servicer, Arclar Company, LLC, Black Beauty Coal Company, Twentymile Coal Company, Caballo Coal Company, Eastern Associated Coal, LLC, COALSALES II, LLC, Peabody Coal Company, LLC, Peabody Western Coal Company, Powder River Coal Company, Peabody Holding Company, Inc., COALTRADE, LLC., and COALSALES, LLC as Sub-Servicers, Market Street Funding Corporation, as Issuer, PNC Bank, National Association, as Administrator and as the LC Bank and the various LC Participants from time to time party thereto. Capitalized terms used in this paydown notice and not otherwise defined herein shall have the meanings assigned thereto in the Receivables Purchase Agreement.

     This letter constitutes a paydown notice pursuant to Section 1.4(f)(i) of the Receivables Purchase Agreement. The Seller desires to reduce the Capital on ________________________, _____(3) by the application of $____________________
in cash to pay Capital and Discount to accrue (until such cash can be used to pay commercial paper notes) with respect to such Capital, together with all costs related to such reduction of Capital. Subsequent to this Paydown, the Capital will be $________________.

     IN WITNESS WHEREOF, the undersigned has caused this paydown notice to be executed by its duly authorized officer as of the date first above written.

                                        P&L RECEIVABLES COMPANY, LLC


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

----------
(3) Notice must be given at least five Business Days' prior to the requested paydown date, in the case of reductions in excess of $20,000,000, or at least two Business Days' prior to the requested paydown date, in the case of reductions of $20,000,000 or less.


                                    Annex C-2

                                                                         ANNEX D

                                               TO RECEIVABLES PURCHASE AGREEMENT

                         FORM OF COMPLIANCE CERTIFICATE

To: PNC Bank, National Association, as Administrator

          This Compliance Certificate is furnished pursuant to that certain Receivables Purchase Agreement dated as of September 30, 2005 by and among P&L Receivables Company, LLC ("Seller"), Peabody Energy Corporation (the "Servicer"), Arclar Company, LLC, Black Beauty Coal Company, Twentymile Coal Company, Caballo Coal Company, Eastern Associated Coal, LLC, COALSALES II, LLC, Peabody Coal Company, LLC, Peabody Western Coal Company, Powder River Coal Company, Peabody Holding Company, Inc., COALTRADE, LLC, and COALSALES, LLC, as Sub-Servicers, Market Street Funding Corporation (the "Issuer"), PNC Bank, National Association (the "Administrator") and as the LC Bank and the various LC Participants from time to time party thereto (the "Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Agreement.

          THE UNDERSIGNED HEREBY CERTIFIES THAT:

          1. I am the duly elected ____________________ of Seller.

          2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and condition of Seller during the accounting period covered by the attached financial statements.

          3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Termination Event or an Unmatured Termination Event, as each such term is defined under the Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth in paragraph 5 below.

          4. Schedule I attached hereto sets forth financial data and computations evidencing the compliance with certain covenants of the Agreement (and the Credit Agreement), all of which data and computations are true, complete and correct.

          5. Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Seller has taken, is taking, or proposes to take with respect to each such condition or event:


                                    Annex D-1

The foregoing certifications, together with the computations set forth in
Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ____ day of _____________, 20___.

P&L RECEIVABLES COMPANY, LLC


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


                                    Annex D-1

                      SCHEDULE I TO COMPLIANCE CERTIFICATE

          A. Schedule of Compliance as of ____________________, 20__ with Section(s) _____ of the Agreement. Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

          This schedule relates to the month ended:


                                    Annex D-1

                                                                         ANNEX E

                                               TO RECEIVABLES PURCHASE AGREEMENT

                      FORM OF LETTER OF CREDIT APPLICATION


                                    Annex E-1

                                                                         ANNEX F

                                               TO RECEIVABLES PURCHASE AGREEMENT

                       FORM OF TOTAL LEVERAGE CERTIFICATE


                                    Annex E-1